As filed with the Securities and Exchange Commission on April 24, 2013

Registration No. 333-187462

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EPL OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1311	72-1409562
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

201 St. Charles Ave., Suite 3400

New Orleans, Louisiana 70170

(504) 569-1875

(Address, including zip code, and telephone number, including area code, of each of the registrants’ principal executive offices)

SEE TABLE OF ADDITIONAL GUARANTOR REGISTRANTS LISTED ON THE FOLLOWING PAGE

David P. Cedro

Senior Vice President, Chief Accounting Officer, Treasurer and Corporate Secretary

201 St. Charles Ave., Suite 3400

New Orleans, Louisiana 70170

(504) 569-1875

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

J. Mark Metts

Sidley Austin LLP

1000 Louisiana Street, Suite 6000

Houston, Texas 77002

(713) 495-4500

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price (1)	Amount of registration fee
8.25% Senior Notes due 2018	$300,000,000	100%	$300,000,000	$40,920 (4)
Guarantees of 8.25 % Senior Notes due 2018 (2)	—	—	—	— (3)

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.
(2)	See the following page for a table of guarantor registrants.
(3)	Pursuant to Rule 457(n) under the Securities Act, no separate registration fee is payable with respect to the guarantees.
(4)	Previously paid.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	I.R.S. employer identification number
Delaware EPL of Texas, LLC	Delaware	None
EPL of Louisiana, L.L.C.	Louisiana	None
EPL Pioneer Houston, Inc.	Texas	75-2129749
EPL Pipeline, L.L.C.	Delaware	72-1471048
Anglo-Suisse Offshore Pipeline Partners, LLC	Delaware	72-1409562

*	The address, including zip code, of each additional registrant is 201 St. Charles Ave., Suite 3400, New Orleans, Louisiana 70170, and the telephone number, including area code, of each additional registrant is (504) 569-1875. The name and address, including zip code, of each additional registrant’s agent for service is David Cedro, Senior Vice President, Chief Accounting Officer, Treasurer and Corporate Secretary, 201 St. Charles Ave., Suite 3400, New Orleans, Louisiana 70170, and the telephone number, including area code, of each additional registrant’s agent for service is (504) 569-1875.

The information in this prospectus is not complete and may be changed. We may not complete this exchange offer or issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion. Dated April 24, 2013.

PROSPECTUS

Offer to Exchange

$300,000,000 Outstanding 8.25% Senior Notes due 2018

for $300,000,000 Registered 8.25% Senior Notes due 2018

EPL Oil & Gas, Inc. is offering, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, to exchange an aggregate principal amount of up to $300,000,000 of our 8.25% senior notes due 2018, which we refer to as the “exchange notes,” for an equal principal amount of our outstanding 8.25% senior notes due 2018 that were issued on October 25, 2012 under an indenture dated October 25, 2012 (the “2012 Indenture”). When we refer to “old 2012 notes,” we are referring to the outstanding 8.25% senior notes due 2018 that were issued on October 25, 2012 under the 2012 Indenture. The exchange notes will represent the same debt as the old 2012 notes and we will issue the exchange notes under the indenture dated February 14, 2011 (the “2011 Indenture”) governing our 8.25% Senior Notes due 2018 issued on February 14, 2011. The 2011 Indenture has substantially identical terms to the 2012 Indenture.

The exchange offer expires at 5:00 p.m., New York City time, on                 , 2013, unless extended.

Terms of the Exchange Offer

•	We will issue exchange notes for all old 2012 notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer.

•	You may withdraw tendered old 2012 notes at any time prior to the expiration of the exchange offer.

•

The terms of the exchange notes are identical in all material respects (including principal amount, interest rate, maturity and redemption rights) to the old 2012 notes for which they may be exchanged, except that the exchange notes generally will not be subject to transfer restrictions or be entitled to registration rights, the exchange notes will not have the right to earn additional interest under circumstances relating to our registration obligations and the exchange notes will be governed by the 2011 Indenture, which has substantially identical terms to the 2012 Indenture.

•

Certain of our subsidiaries will guarantee our obligations under the exchange notes, including the payment of principal of, premium, if any, and interest on the notes. These guarantees of the exchange notes will be senior unsecured obligations of the subsidiary guarantors.

•

The exchange of old 2012 notes for exchange notes pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes. See the discussion under the caption “Certain U.S. Federal Income Tax Considerations.”

•	There is no existing market for the exchange notes to be issued, and we do not intend to apply for listing or quotation on any securities exchange or market.

An investment in the exchange notes involves risks. You should carefully review the risk factors beginning on page 8 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Each broker-dealer that receives exchange notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. The accompanying letter of transmittal relating to the exchange offer states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act of 1933, as amended, or the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old 2012 notes where such old 2012 notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that we will use our commercially reasonable efforts to keep the registration statement of which this prospectus is a part effective and to amend and supplement this prospectus in order to permit this prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such persons must comply with such requirements in order to resell the exchange notes. See “Plan of Distribution.”

Prospectus dated                 , 2013.

We have not authorized anyone to give you any information or to make any representations about the exchange offer we discuss in this prospectus other than those contained in this prospectus. If you are given any information or representation about this matter that is not discussed, you must not rely on that information. This prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom we are not permitted to offer to sell securities under applicable law.

In determining whether to participate in the exchange offer, investors must rely on their own examination of the issuer and the terms of the exchange notes and the exchange offer, including the merits and risks involved. The securities offered by this prospectus have not been recommended by any federal or state securities commission or regulatory authority. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

MARKET AND INDUSTRY DATA AND FORECASTS

The market and industry data contained in or incorporated into this prospectus are based either on management’s own estimates, internal company research, surveys and studies conducted by third parties or industry and general publications, and in each case, are believed by our management to be reasonable estimates. We have not independently verified market and industry data from third-party sources. This data is subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market and industry data. As a result, you should be aware that market and industry data set forth herein, and estimates and beliefs based on such data, may not be reliable. While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus.

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CERTAIN TERMS USED IN THIS PROSPECTUS

In this prospectus, unless otherwise indicated or the context otherwise requires:

•

The terms “EPL,” “we,” “our,” “us” and the “Company” refer to EPL Oil & Gas, Inc. and all of its consolidated subsidiaries (except in the section entitled “Description of Notes,” in which case such terms refer only to EPL Oil & Gas Inc. and not to any of its subsidiaries).

•	The “issuer” refers to EPL Oil & Gas Inc., a Delaware corporation.

•

The “old 2012 notes” refers to the issuer’s currently outstanding 8.25% senior notes due 2018 that were issued on October 25, 2012. The offering of old 2012 notes was made only to qualified institutional buyers under Rule 144A and to persons outside the United States under Regulation S and, accordingly, was exempt from registration under the Securities Act.

•

The “exchange notes” refers to the issuer’s new 8.25% senior notes due 2018 offered in the exchange offer. The terms of the exchange notes offered in the exchange offer are substantially identical to the terms of the old 2012 notes, except that the exchange notes will be registered under the Securities Act, will not be subject to restrictions on transfer or provisions relating to additional interest and will be governed by the 2011 Indenture.

•

The “2011 notes” refers to the issuer’s currently outstanding 8.25% senior notes due 2018 that were issued on February 14, 2011 under the 2011 Indenture. Such offering of the 2011 notes was made only to qualified institutional buyers under Rule 144A and to persons outside the United States under Regulation S and, accordingly, was exempt from registration under the Securities Act. On July 14, 2011, we and the guarantor subsidiaries under the 2011 Indenture at such time filed a registration statement with the SEC, which was declared effective on July 26, 2011, offering to exchange a new series of freely tradable notes having substantially identical terms as the notes exempt from registration that were issued on February 14, 2011. Pursuant to such offering, 100% in aggregate principal amount of the notes exempt from registration were exchanged for freely tradable notes, effective as of August 29, 2011.

•

The “2011 Indenture” refers to the indenture, dated as of February 14, 2011, among the issuer, the Guarantors and U.S. Bank National Association, as trustee, as amended by that certain supplemental indenture, dated as of March 14, 2011, among the issuer, Anglo-Suisse Offshore Pipeline Partners, LLC, the other Guarantors party thereto and U.S. Bank National Association, as trustee, as further amended by the Second Supplemental Indenture, dated as of October 31, 2012, among the issuer, Hilcorp Energy GOM, LLC, the other Guarantors party thereto and U.S. Bank National Association, as trustee.

•

The “2012 Indenture” refers to the indenture, dated as of October 25, 2012, among the issuer, the Guarantors and U.S. Bank National Association, as trustee, as amended by the First Supplemental Indenture, dated as of October 31, 2012, among the issuer, Hilcorp Energy GOM, LLC, the other Guarantors party thereto and U.S. Bank National Association, as trustee.

•

The “initial purchasers” refers to Credit Suisse Securities (USA) LLC, BMO Capital Markets Corp., Jefferies & Company, Inc., Capital One Southcoast, Inc., KeyBanc Capital Markets, Inc., Natixis Securities Americas LLC, Scotia Capital (USA) Inc., IBERIA Capital Partners, L.L.C., ING Financial Markets LLC, Global Hunter Securities LLC, Johnson Rice & Company L.L.C., Dahlman Rose  & Company, LLC, Brean Capital, LLC and Burnham Securities Inc., collectively.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, or the SEC, a registration statement on Form S-4 under the Securities Act that registers the exchange notes that will be offered in exchange for the old 2012 notes. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the notes. The rules and regulations of the SEC allow us to omit from this document certain information included in the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our filings are located in the EDGAR database on that website. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. Our stock is listed on the New York Stock Exchange under the symbol “EPL.”

All of our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to such reports as well as other filings we make pursuant to Section 13(a) and 15(d) of the Securities Exchange Act of 1934 are also available free of charge on our Internet website. The address of our Internet website is www.eplweb.com. The information contained on our website is not incorporated into or made a part of this prospectus. Our SEC filings are available on our website as soon as they are posted to the EDGAR database on the SEC’s website. You may request a copy of this information at no cost by writing or telephoning us at the following address: Attention: EPL Oil & Gas, Inc., 201 St. Charles Avenue, Suite 3400, New Orleans, Louisiana 70170, Attn: Investor Relations, phone number (504) 799-1902.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information in other documents that we file with it, which means that we can disclose important business and financial information to you by referring you to those documents, which have not been included or delivered with this Form S-4. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus or a prospectus supplement. We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (i) after the initial date of filing of the registration statement and prior to the effectiveness of the registration statement, and (ii) prior to the termination of the offering under this prospectus (other than any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K unless we specifically state in any such Current Report that such information is to be considered “filed” under the Exchange Act, or we incorporate it by reference into a filing under the Securities Act or the Exchange Act):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 7, 2013;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 21, 2013, and the definitive additional materials on Schedule 14A filed on March 21, 2013;

•	our Current Reports on Form 8-K filed with the SEC on March 11, March 18, and April 3, 2013; and

•	our Current Report on Form 8-K filed with the SEC on November 6, 2012 and the amendment thereto filed on March 27, 2013.

Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules. You may obtain a copy of any or all of the documents referred to above that may have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost to you by writing or telephoning us at the following address:

EPL Oil & Gas, Inc.

201 St. Charles Ave., Suite 3400

New Orleans, Louisiana 70170

Attn: Corporate Secretary

Telephone: (504) 569-1875

To obtain timely delivery of any of our filings, agreements or other documents, you must make your request to us no later than                 , 2013. In the event that we extend the exchange offer, you must submit your request at least five business days before the expiration date of the exchange offer, as extended. We may extend the exchange offer in our sole discretion. See “The Exchange Offer” for more detailed information.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the information we incorporate by reference, contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, or the Exchange Act, and we intend that such forward-looking statements be subject to the safe harbor provisions of the U.S. federal securities laws. Forward-looking statements are, by definition, statements that are not historical in nature and relate to possible future events. They may be, but are not necessarily, identified by words such as “will,” “would,” “should,” “likely,” “estimates,” “thinks,” “strives,” “may,” “anticipates,” “expects,” “believes,” “intends,” “goals,” “plans,” or “projects” and similar expressions.

These forward-looking statements reflect our current views with respect to possible future events, are based on various assumptions and are subject to risks and uncertainties. These forward-looking statements are not guarantees or predictions of our future performance, and our actual results and future developments may differ materially from those projected in, and contemplated by, the forward-looking statements. As a result, you should not place undue reliance on these forward-looking statements. The risks and uncertainties that could cause actual results to differ materially include the following:

•	planned and unplanned capital expenditures;

•

adequacy of capital resources and liquidity including, but not limited to, access to additional capacity under our amended and restated senior credit facility (as more extensively described herein, the “Senior Credit Facility”);

•	our substantial level of indebtedness;

•	our ability to incur additional indebtedness;

•	volatility in oil and natural gas prices;

•	volatility in the financial and credit markets;

•	changes in general economic conditions;

•	uncertainties in reserve and production estimates;

•	replacing our oil and natural gas reserves;

•	unanticipated recovery or production problems;

•	availability, cost and adequacy of insurance coverage;

•	hurricane and other weather-related interference with business operations;

•	drilling and operating risks;

•	production expense estimates;

•	the impact of derivative positions;

•	our ability to retain and motivate key executives and other necessary personnel;

•	availability of drilling and production equipment and field service providers;

•	the effects of delays in completion of, or shut-ins of, gas gathering systems, pipelines and processing facilities;

•

potential costs associated with complying with new or modified regulations promulgated by the Bureau of Ocean Energy Management and the Bureau of Safety and Environmental Enforcement, formerly together known as the Bureau of Ocean Energy Management, Regulation and Enforcement and the Pipeline and Hazardous Materials Administration of the U.S. Department of Transportation;

•	the impact of political and regulatory developments;

•	risks and liabilities associated with acquired properties or business;

•	our ability to make and integrate acquisitions;

•	oil and gas prices and competition;

•	cyber attacks;

•	our ability to generate sufficient cash flow to meet our debt service and other obligations; and

•	other matters that are discussed in our filings with the SEC.

Many of these factors are beyond our ability to control or predict. Any, or a combination, of these factors could materially affect our future financial condition or results of operations and the ultimate accuracy of the forward-looking statements. These forward-looking statements are not guarantees of our future performance, and our actual results and future developments may differ materially from those projected in the forward-looking statements. Management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements.

For a further list and description of various risks, relevant factors and uncertainties that could cause future results or events to differ materially from those expressed or implied in our forward-looking statements, see “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2012, our other reports and registration statements filed from time to time with the SEC and other announcements we make from time to time. You may obtain copies of these documents and reports as described under the headings “Where You Can Find More Information” and “Incorporation by Reference of Certain Documents.” Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements.

Although we believe that the assumptions on which any forward-looking statements are based in this prospectus and other periodic reports filed by us are reasonable when and as made, no assurance can be given that such assumptions will prove correct. All forward-looking statements in this prospectus are expressly qualified in their entirety by the cautionary statements in this section and elsewhere in this prospectus, and we undertake no obligation to publicly update or revise any forward-looking statements, except as required by applicable securities laws and regulations.

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SUMMARY

This summary does not contain all the information that may be important to you. You should carefully read this prospectus in its entirety before making an investment decision. In particular, you should read the section titled “Risk Factors” and our consolidated financial statements and the related notes thereto included elsewhere in this prospectus as well as in the documents incorporated by reference in this prospectus.

Our Company

We are an independent oil and natural gas exploration and production company based in New Orleans, Louisiana and Houston, Texas. Our current operations are concentrated in the U.S. Gulf of Mexico shelf focusing on state and federal waters offshore Louisiana, which we consider our core area. We have focused on acquiring and developing assets in this region, as it is characterized by established exploitation, development and exploration opportunities in both productive horizons and deeper geologic formations. Our management professionals and technical staff have considerable geological, geophysical and operational experience that is specific to the Gulf of Mexico and Gulf Coast region, and we have acquired and developed geophysical and geological data relating to these areas. We intend to pursue capital-efficient development and exploration activities in our core area, as well as identify acquisition opportunities that leverage our technical and operational strengths. As of December 31, 2012, we had estimated proved reserves of 77.4 million barrels of oil equivalent, or Mmboe, of which 61% were oil and 75% were proved developed.

Our Corporate Information

We are a Delaware corporation with principal executive offices located at 201 St. Charles Avenue, Suite 3400, New Orleans, Louisiana 70170. Our telephone number at that address is (504) 569-1875. We maintain a website on the Internet at http://www.eplweb.com. The information on our website is not incorporated by reference into, and does not constitute a part of, this prospectus.

Summary of the Terms of the Exchange Offer

On October 25, 2012, we completed an offering of $300,000,000 aggregate principal amount of old 2012 notes. The offering of the old 2012 notes was made only to qualified institutional buyers under Rule 144A and to persons outside the United States under Regulation S and, accordingly, was exempt from registration under the Securities Act.

Notes Offered	Up to $300,000,000 aggregate principal amount of new 8.25% senior notes due February 15, 2018, registered under the Securities Act.

The terms of the exchange notes offered in the exchange offer are substantially identical to the terms of the old 2012 notes, except that the exchange notes will be registered under the Securities Act and generally will not be subject to restrictions on transfer or provisions relating to additional interest. The exchange notes will bear a different CUSIP or ISIN number from the old 2012 notes and will not entitle their holders to registration rights. The exchange notes will be governed by, and issued as additional notes under, the 2011 Indenture, which has substantially identical terms to the 2012 Indenture. The exchange notes will be notes of the same series as the 2011 notes.

The Exchange Offer	You may exchange old 2012 notes for exchange notes.

Resale of Exchange Notes	We believe the exchange notes that will be issued in the exchange offer may be resold by most investors without compliance with the registration or prospectus delivery provisions of the Securities Act, subject to certain conditions. You should read the discussion under the heading “The Exchange Offer” for further information regarding the exchange offer and the ability to resell the exchange notes.

Consequences of Failure to Exchange the Old 2012 Notes	You will continue to hold old 2012 notes that remain subject to their existing transfer restrictions if:

•	you do not tender your old 2012 notes; or

•	you tender your old 2012 notes and they are not accepted for exchange.

With some limited exceptions, we will have no obligation to register the old 2012 notes after we consummate the exchange offer. See “The Exchange Offer—Terms of the Exchange Offer” and “The Exchange Offer—Consequences of Failure to Exchange.”

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2013, or the expiration date, unless we extend it, in which case expiration date means the latest date and time to which the exchange offer is extended.

Interest on the Exchange Notes	The exchange notes will accrue interest from the most recent date to which interest has been paid or provided for on the old 2012 notes or,

if no interest has been paid on the old 2012 notes, from the date of original issue of the old 2012 notes.

Conditions to the Exchange Offer	The exchange offer is subject to several customary conditions. We will not be required to accept for exchange, or to issue exchange notes in exchange for, any old 2012 notes and may terminate or amend the exchange offer if we determine in our reasonable judgment that the exchange offer violates applicable law, any applicable interpretation of the SEC or its staff or any order of any governmental agency or court of competent jurisdiction. The foregoing conditions are for our sole benefit and may be waived by us. In addition, we will not accept for exchange any old 2012 notes tendered, and no exchange notes will be issued in exchange for any such old 2012 notes if:

•	at any time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part; or

•	at any time any stop order is threatened or in effect with respect to the qualification of the indenture governing the exchange notes under the Trust Indenture Act of 1939.

See “The Exchange Offer—Conditions.” We reserve the right to terminate or amend the exchange offer at any time prior to the expiration date upon the occurrence of any of the foregoing events.

Procedures for Tendering Old 2012 Notes	If you wish to accept the exchange offer, you must submit required documentation and effect a tender of old 2012 notes pursuant to the procedures for book-entry transfer (or other applicable procedures), all in accordance with the instructions described in this prospectus and in the relevant letter of transmittal. See “The Exchange Offer—Procedures for Tendering,” “The Exchange Offer—Book Entry Transfer” and “The Exchange Offer—Guaranteed Delivery Procedures.”

Guaranteed Delivery Procedures	If you wish to tender your old 2012 notes, but cannot properly do so prior to the expiration date, you may tender your old 2012 notes according to the guaranteed delivery procedures set forth in “The Exchange Offer.”

Withdrawal Rights	Tenders of old 2012 notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date. To withdraw a tender of old 2012 notes, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in “The Exchange Offer—Exchange Agent” prior to 5:00 p.m. on the expiration date.

Acceptance of Old 2012 Notes and Delivery of Exchange Notes

Except in some circumstances, any and all old 2012 notes that are validly tendered in the exchange offer prior to 5:00 p.m., New York City time, on the expiration date will be accepted for exchange. The exchange notes issued pursuant to the exchange offer will be delivered promptly following the expiration date. See “The Exchange Offer—Terms of the Exchange Offer.”

Certain U.S. Federal Income Tax Considerations	We believe that the exchange of the old 2012 notes for the exchange notes will not constitute a taxable exchange for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Considerations.”

Exchange Agent	U.S. Bank National Association is serving as exchange agent in connection with the exchange offer.

The Exchange Notes

The terms of the exchange notes offered in the exchange offer are identical in all material respects to the terms of the old 2012 notes, except that the exchange notes will:

•	be registered under the Securities Act and therefore will not be subject to restrictions on transfer;

•	not be subject to provisions relating to additional interest;

•	bear a different CUSIP or ISIN number from the old 2012 notes;

•	be issued as additional notes under the 2011 Indenture, which has substantially identical terms to the 2012 Indenture;

•	not entitle their holders to registration rights; and

•	be subject to terms relating to book-entry procedures and administrative terms relating to transfers that differ from those of the old 2012 notes.

Issuer	EPL Oil & Gas, Inc.

Notes Offered	$300,000,000 aggregate principal amount of 8.25% senior notes due February 15, 2018.

Maturity	The exchange notes mature on February 15, 2018.

Interest	The exchange notes will bear interest from the date of their issuance at an annual rate of 8.25%. Interest on outstanding exchange notes will be payable semi-annually, in arrears, on February 15 and August 15 of each year, commencing on August 15, 2013.

Guarantees	The exchange notes will be fully and unconditionally guaranteed, jointly and severally, on an unsecured, senior basis initially by each of our existing direct and indirect domestic subsidiaries (other than immaterial subsidiaries). As of the date of this prospectus, we directly or indirectly own 100% of the equity interests of each of our subsidiaries. In the future, the guarantees may be released or terminated under certain circumstances. See “Description of Notes—Note Guarantees.”

Ranking	The exchange notes will:

•	be our unsecured senior obligations;

•	rank equal in right of payment with all of our existing and future senior indebtedness;

•	rank senior in right of payment to all of our existing and future subordinated indebtedness;

•

be effectively subordinated in right of payment to our secured indebtedness, including indebtedness under our Senior Credit Facility, to the extent of the value of the collateral securing such indebtedness; and

•

be effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of any non-guarantor subsidiary (other than indebtedness and liabilities owed to us or a guarantor).

The guarantees of each guarantor will:

•	be unsecured senior obligations of such guarantor;

•	rank equal in right of payment with all of such guarantor’s existing and future senior indebtedness, including guarantees;

•	rank senior in right of payment to all of such guarantor’s existing and future subordinated indebtedness;

•

be effectively subordinated in right of payment to all existing and future secured indebtedness of such guarantor, including its guarantee of indebtedness under the Senior Credit Facility, to the extent of the value of the collateral securing such indebtedness; and

•

be effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of any non-guarantor subsidiary (other than indebtedness and liabilities owed to such guarantor).

Optional Redemption	On or after February 15, 2015, we may redeem some or all of the exchange notes at redemption prices that decrease over time, plus accrued and unpaid interest, to the redemption date as described under the heading “Description of Notes—Optional Redemption.”

Prior to February 15, 2014, we may redeem up to 35% of the aggregate principal amount of the outstanding exchange notes with the net proceeds of one or more equity offerings at a redemption price equal to 108.250% of the principal amount thereof, plus accrued and unpaid interest, to the date of redemption, provided that, following such redemption, at least 65% of the aggregate principal amount of the exchange notes remain outstanding, and the redemption occurs within 90 days of the date of the closing of such equity offering.

In addition, we may, at our option, redeem the exchange notes at any time prior to February 15, 2015, at a price equal to 100% of the principal amount of the exchange notes redeemed plus accrued and unpaid interest, to the redemption date and a “make whole” premium set forth under “Description of Notes—Optional Redemption.”

Change of Control	If we experience a change of control (as defined in the 2011 Indenture governing the exchange notes), each holder of exchange notes will have the right to require us to repurchase all or any part of its exchange notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, to the date of purchase. See “Description of Notes—Repurchase at the Option of Holders—Change of Control.”

Asset Sale Offer	If we or any restricted subsidiary engages in certain asset sales, within 360 days of receipt of the net proceeds from such asset sale, we generally must use the net cash proceeds from such sales to repay outstanding debt, to acquire another company in our industry, to make capital expenditures or to invest in our business, or we must make an offer to purchase, prepay or redeem a principal amount of the exchange notes equal to the excess net cash proceeds. The purchase price of each note so purchased will be 100% of its principal amount, plus accrued and unpaid interest, to the date of purchase, prepayment or redemption. See “Description of Notes—Repurchase at the Option of Holders—Asset Sales.”

Certain Covenants	The indenture governing the exchange notes contains covenants that, among other things, limit our and our restricted subsidiaries’ ability to:

•	pay dividends, redeem subordinated indebtedness or make other restricted payments;

•	incur or guarantee additional indebtedness or issue preferred stock;

•	create or incur certain liens;

•	incur dividend or other payment restrictions affecting restricted subsidiaries;

•	consummate a merger, consolidation or sale of all or substantially all of our assets;

•	enter into sale-leaseback transactions;

•	enter into transactions with affiliates;

•	transfer or sell assets;

•	engage in business other than our current business and reasonably related extensions thereof; or

•	issue or sell capital stock of certain subsidiaries.

These covenants are subject to a number of important exceptions and qualifications. See “Description of Notes—Repurchase at the Option of Holders” and “Description of Notes—Certain Covenants.”

Risk Factors	See “Risk Factors” and the other information included or incorporated in this prospectus for a discussion of factors you should carefully consider before deciding to exchange your old 2012 notes for exchange notes.

RISK FACTORS

Before deciding to participate in the exchange offer, you should consider carefully the risks and uncertainties described below and in Item 1A “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2012, together with all of the other information included or incorporated by reference in this prospectus, including financial statements and related notes. While these are the risks and uncertainties we believe are most important for you to consider, you should know that they are not the only risks or uncertainties facing us or which may adversely affect our business. If any of the following risks or uncertainties actually occurs, our business, financial condition or results of operations could be materially adversely affected.

Risks Related to the Exchange Notes

Our substantial level of indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the exchange notes.

After giving effect to this exchange offer, we and the guarantors, on a consolidated basis, will continue to have total debt outstanding of approximately $695.0 million, including approximately $185.0 million of secured debt under our Senior Credit Facility. Our substantial level of indebtedness could have important consequences for your investment in the exchange notes and significant effects on our business. For example, our level of indebtedness and the terms of our debt agreements may:

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make it more difficult for us to satisfy our financial obligations under the exchange notes, our other indebtedness and our contractual and commercial commitments and increase the risk that we may default on our debt obligations;

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prevent us from raising the funds necessary to repurchase exchange notes tendered to us if there is a change of control, which would constitute a default under the 2011 Indenture, which in turn would likely trigger a default under the Senior Credit Facility (which default would be in addition to the event of default triggered by the change of control itself);

•	heighten our vulnerability to downturns in our business, our industry or in the general economy and restrict us from exploiting business opportunities or making acquisitions;

•	limit management’s discretion in operating our business;

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require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, and other general corporate purposes;

•	place us at a competitive disadvantage compared to our competitors that have less debt;

•	limit our ability to borrow additional funds; and

•	limit our flexibility in planning for, or reacting to, changes in our business, the industry in which we operate or the general economy.

Each of these factors may have a material and adverse effect on our financial condition and viability. Our ability to make payments with respect to the exchange notes and to satisfy our other debt obligations will depend on our future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors affecting our company and industry, many of which are beyond our control. In addition, the 2011 Indenture, the 2012 Indenture and the Senior Credit Facility contain financial and other restrictive covenants that limit our ability to engage in activities that may be in our long-term best interests. Our failure to comply with those covenants could result in an event of default that, if not cured or waived, could result in the acceleration of all of our debts.

Despite our substantial level of indebtedness we may still be able to incur substantially more indebtedness, which would increase the risks associated with our leverage.

Even with our existing debt levels, we and our subsidiaries may be able to incur substantial amounts of additional debt in the future, including debt under our new and future credit facilities. As of December 31, 2012, we had total debt outstanding of $705.0 million consisting of $210.0 million of the 2011 notes, $300.0 million of the old 2012 notes and $195.0 million of outstanding borrowings under our Senior Credit Facility. We also had $230.0 million in availability under our Senior Credit Facility due to its borrowing base limitations. Although the terms of the 2011 notes, the old 2012 notes and our Senior Credit Facility limit, and the terms of the exchange notes will limit, our ability to incur additional debt, these terms do not prohibit us from incurring substantial amounts of additional debt for specific purposes or under certain circumstances. If new debt is added to our and our subsidiaries’ current debt levels, the related risks that we and they now face could intensify and could further exacerbate the risks associated with our leverage.

We may not be able to generate sufficient cash flow to meet our debt service and other obligations, including the exchange notes, due to events beyond our control.

Our ability to generate cash flows from operations and to make scheduled payments on or refinance our indebtedness, including the exchange notes, and to fund working capital needs and planned capital expenditures will depend on our future financial performance and our ability to generate cash in the future. Our future financial performance will be affected by a range of economic, financial, competitive, business and other factors that we cannot control, such as general economic, legislative, regulatory and financial conditions in our industry, the economy generally or other risks summarized here. A significant reduction in operating cash flows resulting from changes in economic, legislative or regulatory conditions, increased competition or other events beyond our control could increase the need for additional or alternative sources of liquidity and could have a material adverse effect on our business, financial condition, results of operations, prospects and our ability to service our debt and other obligations, including the exchange notes. If we are unable to service our indebtedness or to fund our other liquidity needs, we may be forced to adopt an alternative strategy that may include actions such as reducing or delaying capital expenditures, selling assets, restructuring or refinancing our indebtedness, seeking additional capital, or any combination of the foregoing. If we raise additional debt, it would increase our interest expense, leverage and our operating and financial costs. We cannot assure you that any of these alternative strategies could be effected on satisfactory terms, if at all, or that they would yield sufficient funds to make required payments on the exchange notes and our other indebtedness or to fund our other liquidity needs. Reducing or delaying capital expenditures or selling assets could delay future cash flows. In addition, the terms of existing or future debt agreements, including the 2011 Indenture, the 2012 Indenture and the Senior Credit Facility, may restrict us from adopting any of these alternatives. We cannot assure you that our business will generate sufficient cash flows from operations or that future borrowings will be available in an amount sufficient to enable us to pay our indebtedness, including the exchange notes, or to fund our other liquidity needs.

The failure to generate sufficient cash flow or to effect any of these alternatives could significantly adversely affect the value of the exchange notes and our ability to pay amounts due under the exchange notes. If for any reason we are unable to meet our debt service and repayment obligations, including under the exchange notes, we would be in default under the terms of the agreements governing our indebtedness, which would allow our creditors at that time to declare all outstanding indebtedness to be due and payable. This would likely in turn trigger cross-acceleration or cross-default rights between our applicable debt agreements. Under these circumstances, our lenders could compel us to apply all of our available cash to repay our borrowings or they could prevent us from making payments on the exchange notes. In addition, these lenders could then seek to foreclose on our assets that are their collateral. If the amounts outstanding under the Senior Credit Facility, the 2011 notes, the old 2012 notes or the exchange notes were to be accelerated, or were the subject of foreclosure actions, we cannot assure you that our assets would be sufficient to repay in full the money owed to the lenders or to our other debt holders, including you as a noteholder.

Our Senior Credit Facility, the 2011 Indenture and the 2012 Indenture impose significant operating and financial restrictions on us and our subsidiaries that may prevent us from pursuing certain business opportunities and restrict our ability to operate our business.

Our Senior Credit Facility, the 2011 Indenture and the 2012 Indenture contain covenants that restrict our and our restricted subsidiaries’ or, in the case of the Senior Credit Facility, our and all of our subsidiaries’ ability to take various actions, such as:

•	transferring or selling assets;

•	paying dividends or distributions, buying subordinated indebtedness or securities, making certain investments or making other restricted payments;

•	incurring or guaranteeing additional indebtedness or, in the case of the 2011 Indenture and the 2012 Indenture and only with respect to our restricted subsidiaries, issuing preferred stock;

•	creating or incurring liens;

•	incurring dividend or other payment restrictions affecting restricted subsidiaries;

•	consummating a merger, consolidation or sale of all or substantially all our assets;

•	entering into transactions with affiliates;

•	engaging in business other than a business that is the same or similar to our current business or a reasonably related extension thereof;

•	making capital expenditures;

•	issuing capital stock of certain subsidiaries;

•	entering into sale/leaseback transactions;

•	making acquisitions or investments; and

•	designating subsidiaries as unrestricted subsidiaries.

In addition, the Senior Credit Facility restricts us from entering into certain hedging contracts or extending credit. The Senior Credit Facility also requires, and any future credit facilities may additionally require, us to comply with specified financial ratios, including regarding interest coverage, total leverage, current assets to current liabilities or other similar ratios.

We may also be prevented from taking advantage of business opportunities that arise if we fail to meet certain ratios or because of the limitations imposed on us by the restrictive covenants under these agreements. The restrictions contained in the Senior Credit Facility, the 2011 Indenture and the 2012 Indenture may also limit our ability to plan for or react to market conditions, meet capital needs or otherwise restrict our activities or business plans and adversely affect our ability to finance our operations, enter into acquisitions, execute our business strategy, effectively compete with companies that are not similarly restricted or engage in other business activities that would be in our interest. In the future, we may also incur debt obligations that might subject us to additional and different restrictive covenants that could affect our financial and operational flexibility. We cannot assure you that we will be granted waivers or amendments to these agreements if for any reason we are unable to comply with these agreements, or that we will be able to refinance our debt on acceptable terms or at all should we seek to do so.

Our ability to comply with these covenants will likely be affected by events beyond our control, and we cannot assure you that we will satisfy those requirements. A breach of any of these provisions could result in a default under the Senior Credit Facility, the 2011 Indenture and the 2012 Indenture or any future credit facilities we may enter into, which could allow all amounts outstanding thereunder to be declared immediately due and payable, subject to the terms and conditions of the documents governing such indebtedness. If we were unable to repay the accelerated amounts, our secured lenders could proceed against the collateral granted to them to secure such indebtedness. This would likely in turn trigger cross-acceleration and cross-default rights under any other credit facilities and indentures, if any then exist governing the 2011 notes, the old 2012 notes, the exchange notes and the terms of our other indebtedness outstanding at such time. If the amounts outstanding under the Senior Credit Facility, the 2011 notes, the old 2012 notes, the exchange notes or any other indebtedness outstanding at such time were to be accelerated or were the subject of foreclosure actions, we cannot assure you that our assets would be sufficient to repay in full the money owed to the lenders or to our other debt holders, including you as a noteholder.

We may not be able to repurchase the exchange notes upon a change of control or to make an offer to repurchase the exchange notes in connection with an asset sale as required by the 2011 Indenture.

Upon the occurrence of specific types of change of control events, we will be required to offer to repurchase all of the outstanding exchange notes at a price equal to 101% of the aggregate principal amount of the exchange notes repurchased, plus accrued and unpaid interest and additional interest, if any, up to, but not including the date of repurchase. In addition, in connection with certain asset sales, we will be required to offer to repurchase all of the exchange notes at a price equal to 100% of the principal amount, plus accrued and unpaid interest and additional interest, if any, up to, but not including the date of repurchase. We may not have sufficient funds available to repurchase all of the exchange notes tendered pursuant to any such offer and any other debt that would become payable upon a change of control or in connection with such an asset sale offer. Any of our future debt agreements may also limit our ability to repurchase the exchange notes until all such debt is paid in full. Our failure to purchase the exchange notes would be a default under the 2011 Indenture and the 2012 Indenture, which would in turn likely trigger a default under the Senior Credit Facility and any future credit facility and the terms of our other indebtedness outstanding at such time. In addition, the occurrence of a change of control would also constitute an event of default under the Senior Credit Facility and any future credit facility. In that event, we would need to cure or refinance the Senior Credit Facility and potentially future credit facilities before making an offer to purchase. Moreover, the Senior Credit Facility restricts, and any future indebtedness we incur may restrict, our ability to repurchase the exchange notes, including following a change of control event. We may be unable to repay all of that indebtedness or obtain a waiver of that type. Any requirement to offer to repurchase outstanding exchange notes may therefore require us to refinance our other outstanding debt, which we may not be able to accomplish on commercially reasonable terms, if at all. These repurchase requirements may also delay or make it more difficult for others to obtain control of our company.

Finally, the definition of change of control includes a phrase relating to the sale or other transfer of “all or substantially all” of the properties or assets of the company and its subsidiaries, taken as a whole. There is no precise definition of that phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the company, and therefore it may be unclear as to whether a change of control has occurred and whether the holders of the exchange notes have the right to require us to repurchase such exchange notes. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a “Change of Control” under the 2011 Indenture and the 2012 Indenture. See “Description of Notes—Repurchase at the Option of Holders.”

The exchange notes and the guarantees will be structurally subordinated to our and the guarantors’ existing and future secured debt to the extent of the value of the collateral securing such debt.

The exchange notes are our senior unsecured obligations and the indebtedness evidenced by the subsidiary guarantees are the senior unsecured indebtedness of the applicable guarantor, but our obligations under our Senior Credit Facility and each of the guarantors’ obligations under its guarantee of the Senior Credit Facility are secured by a security interest in substantially all our assets and the assets of the guarantors. The exchange notes will rank equal in right of payment with all of our existing and future senior indebtedness and senior to all of our existing and future subordinated indebtedness. However, the exchange notes are effectively subordinated to all of our existing and future secured liabilities and indebtedness, including our obligations under the Senior Credit Facility and any future secured credit facility, to the extent of the value of the assets securing such secured liabilities and indebtedness. The guarantees rank equal in right of payment with all existing and future senior indebtedness of such guarantor, and senior to all existing and future subordinated indebtedness of such guarantor. The guarantees also are effectively subordinated to any secured liabilities and indebtedness of such guarantor, including the obligations of such guarantor under the Senior Credit Facility and any future secured credit facility (including related hedging obligations), to the extent of the value of the such guarantor’s assets securing such secured indebtedness. Debt outstanding under the Senior Credit Facility is, and any debt outstanding under any future secured credit facility (including related hedging obligations) will generally be, secured by a first priority security interest, subject to certain exceptions, in substantially all of our assets and, through secured guarantees, the assets of our subsidiaries.

In the event of any distribution or payment on our assets in a bankruptcy, liquidation, reorganization, dissolution or other winding up involving us or any of our subsidiaries, a default in the payment under the Senior Credit Facility, the 2011 notes, the old 2012 notes or the exchange notes, or an acceleration of any debt under the Senior Credit Facility and any future secured credit facility (including related hedging obligations) or the 2011 notes, the old 2012 notes or the exchange notes, the holders of the secured debt will have the right to foreclose on their collateral to the exclusion of the holders of the exchange notes even if an event of default were then to exist under the 2011 Indenture. Holders of the exchange notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the exchange notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. Upon the occurrence of any of these events, there may not be sufficient funds to pay amounts due on the exchange notes.

Federal, state and foreign fraudulent transfer laws may permit a court to avoid the exchange notes and the guarantees, subordinate claims in respect of the exchange notes and the guarantees and require noteholders to return payments received. If this occurs, noteholders may not receive any payments on the exchange notes.

Federal, state and foreign fraudulent transfer and conveyance statutes may apply to the issuance of the exchange notes and the incurrence of any guarantees. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state and be different from other applicable foreign jurisdictions, the exchange notes or guarantees could be avoided as a fraudulent transfer or conveyance if, among other things, (1) we or any of the guarantors, as applicable, issued the exchange notes or incurred the guarantees with the intent of hindering, delaying or defrauding creditors or (2) we or any of the guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for either issuing the exchange notes or incurring the guarantees and, in the case of (2) only, one of the following is also true at the time thereof:

•	we or any of the guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the exchange notes or the incurrence of the guarantees;

•	the issuance of the exchange notes or the incurrence of the guarantees left us or any of the guarantors, as applicable, with an unreasonably small amount of capital to carry on the business;

•	we or any of the guarantors intended to, or believed that we or such guarantor would, incur debts beyond our or such guarantor’s ability to pay such debts as they mature; or

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we or any of the guarantors was a defendant in an action for money damages, or had a judgment for money damages docketed against us or such guarantor if, in either case, after final judgment, the judgment is unsatisfied.

A court would likely find that we or a guarantor did not receive reasonably equivalent value or fair consideration for the exchange notes or such guarantee if we or such guarantor did not substantially benefit directly or indirectly from the issuance of the exchange notes or the applicable guarantee. As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or an antecedent debt is secured or satisfied. A debtor will generally not be considered to have received value in connection with a debt offering if the debtor uses the proceeds of that offering to make a dividend payment or otherwise retire or redeem equity securities issued by the debtor. We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were solvent at the relevant time or, regardless of the standard that a court uses, that the issuance of the guarantees would not be further subordinated to our other debt or the debt of the guarantors. Generally, however, an entity would be considered insolvent if, at the time it incurred indebtedness:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

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the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

On the basis of historical financial information, recent operating history and other factors, we believe that each guarantor, after giving effect to its guarantee of the exchange notes, is not insolvent, does not have unreasonably small capital for the business in which it is engaged and has not incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

If a court were to find that the issuance of the exchange notes or the incurrence of the guarantee was a fraudulent transfer or conveyance, the court could avoid the payment obligations under the exchange notes or such guarantee or further subordinate the exchange notes or such guarantee to our presently existing and future indebtedness or of the related guarantor, or require the holders of the exchange notes to repay any amounts received with respect to such guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, noteholders may not receive any repayment on the exchange notes. Further, the avoidance of the exchange notes could result in an event of default with respect to our other debt that could result in acceleration of such debt.

Although each guarantee entered into by a guarantor contains a provision intended to limit that guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer, this provision may not be effective to protect those guarantees from being avoided under fraudulent transfer law, or may reduce that guarantor’s obligation to an amount that effectively makes its guarantee worthless.

If the guarantees by the subsidiary guarantors are not enforceable, the exchange notes would be effectively subordinated to all liabilities of the subsidiary guarantors, including trade payables.

Your right to receive payments on these exchange notes could be adversely affected if any of our non-guarantor subsidiaries declare bankruptcy, liquidate, or reorganize.

Some but not all of our subsidiaries guarantee the exchange notes. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. Only our material domestic subsidiaries are or will be guarantors of the exchange notes.

The trading prices of the exchange notes and the availability, costs and terms and conditions of our debt will be directly affected by our credit rating.

The exchange notes may be, and any of our future debt instruments may be, publicly rated by Moody’s Investors Service, Inc. (“Moody’s”), Standard & Poor’s Rating Services (“S&P”) and other independent rating agencies. A security rating is not a recommendation to buy, sell or hold securities. These public debt ratings may affect our ability to raise debt. Any future downgrading of the exchange notes or our debt by Moody’s and S&P or another rating agency may affect the cost and terms and conditions of our financings and could adversely affect the value and trading price of the exchange notes.

Credit rating agencies continually revise their ratings for companies that they follow, including us. Any ratings downgrade could adversely affect the trading price of the exchange notes or the trading market for the exchange notes to the extent such a trading market develops.

Risks Relating to the Exchange Offer

Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the exchange notes.

The exchange notes will constitute a new issue of securities for which there is no established trading market. We do not intend to have the exchange notes listed on a national securities exchange or to arrange for quotation on any automated dealer quotation systems. The initial purchasers have advised us that they intend to make a market in the exchange notes, as permitted by applicable laws and regulations; however, the initial purchasers are not obligated to make a market in the exchange notes and they may discontinue their market-making activities at any time without notice. Therefore, we cannot assure you as to the development or liquidity of any trading market for the exchange notes. The liquidity of any market for the exchange notes will depend on a number of factors, including:

•	the number of holders of exchange notes;

•	our operating performance and financial condition or prospects;

•	the prospects for companies in our industry generally;

•	the market for similar securities and the overall securities market;

•	the interest of securities dealers in making a market in the exchange notes; and

•	prevailing interest rates.

Historically, the market for debt securities similar to the exchange notes has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes. We cannot assure you that the market, if any, for the exchange notes will be free from similar disruptions or that any such disruptions may not adversely affect the prices at which you may sell your exchange notes. Therefore, we cannot assure you that you will be able to sell your exchange notes at a particular time or that the price you receive when you sell will be favorable.

You may not receive the exchange notes in the exchange offer if the exchange offer procedures are not properly followed.

We will issue the exchange notes in exchange for your old 2012 notes only if you properly tender the old 2012 notes before expiration of the exchange offer. Neither we nor the exchange agent are under any duty to give notification of defects or irregularities with respect to the tenders of the old 2012 notes for exchange. If you are the beneficial holder of old 2012 notes that are held through your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender such notes in the exchange offer, you should promptly contact the person through whom your old 2012 notes are held and instruct that person to tender on your behalf.

Broker-dealers may become subject to the registration and prospectus delivery requirements of the Securities Act and any profit on the resale of the exchange notes may be deemed to be underwriting compensation under the Securities Act.

Any broker-dealer that acquires exchange notes in the exchange offer for its own account in exchange for old 2012 notes which it acquired through market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that broker-dealer. Any profit on the resale of the exchange notes and any commission or concessions received by a broker-dealer may be deemed to be underwriting compensation under the Securities Act.

If you do not exchange your old 2012 notes, they may be difficult to resell.

It may be difficult for you to sell old 2012 notes that are not exchanged in the exchange offer, since any old 2012 notes not exchanged will continue to be subject to the restrictions on transfer described in the legend on the global security representing the outstanding old 2012 notes. These restrictions on transfer exist because we issued the old 2012 notes pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. Generally, the old 2012 notes that are not exchanged for exchange notes will remain restricted securities. Accordingly, those old 2012 notes may not be offered or sold, unless registered under the Securities Act and applicable state securities laws, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

The market price for the exchange notes may be volatile.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes offered hereby. The market for the exchange notes, if any, may be subject to similar disruptions. Any such disruptions may adversely affect the value of your exchange notes.

THE EXCHANGE OFFER

The following contains a summary of the material provisions of the exchange offer being made pursuant to the registration rights agreement, dated October 25, 2012, which we refer to as the registration rights agreement, with respect to the old 2012 notes, among us, the subsidiary guarantors and initial purchasers of the old 2012 notes. It does not contain all of the information that may be important to an investor in the exchange notes.

Terms of the Exchange Offer

General

In connection with the issuance of the old 2012 notes, we entered into a registration rights agreement with the initial purchasers, which provides for the exchange offer.

Under the registration rights agreement, we have agreed:

•	to file with the SEC the registration statement, of which this prospectus is a part, with respect to a registered offer to exchange the old 2012 notes for the exchange notes;

•

to use commercially reasonable efforts to cause the registration statement to become effective as promptly as practicable after the filing thereof, but in no event later than the 210th day after October 25, 2012;

•	to use commercially reasonable efforts to keep the registration statement effective until the consummation of the exchange offer in accordance with its terms; and

•

to commence the exchange offer and use our commercially reasonable efforts to complete the exchange offer no later than 30 business days after the effectiveness of the registration statement of which this prospectus is a part.

We will keep the exchange offer open for the period required by applicable law, but in any event for at least 30 days.

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, all old 2012 notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date will be accepted for exchange. Exchange notes will be issued in exchange for an equal principal amount of outstanding old 2012 notes accepted in the exchange offer. Old 2012 notes may be tendered only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. This prospectus, together with the letter of transmittal, is being sent to all registered holders as of                     , 2013. The exchange offer is not conditioned upon any minimum principal amount of old 2012 notes being tendered for exchange. However, the obligation to accept old 2012 notes for exchange pursuant to the exchange offer is subject to certain customary conditions as set forth herein under “—Conditions.”

Old 2012 notes shall be deemed to have been accepted as validly tendered when, as and if we have given oral or written notice of such acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders of old 2012 notes for the purposes of receiving the exchange notes and delivering exchange notes to such holders.

Based on interpretations by the Staff of the SEC as set forth in no-action letters issued to third parties (including Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5, 1991), K-111 Communications Corporation (available May 14, 1993) and Shearman & Sterling (available July 2, 1993)), we believe that the exchange notes issued pursuant to the exchange offer may be offered for resale, resold and otherwise transferred by any holder of such exchange notes, other than any such holder that is a broker-dealer or an “affiliate” of us within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•	such exchange notes are acquired in the ordinary course of business;

•

at the time of the commencement and consummation of the exchange offer such holder has not entered into any arrangement or understanding with any person to participate in a distribution of such exchange notes; and

•	such holder is not engaged in and does not intend to engage in a distribution of such exchange notes.

We have not sought and do not intend to seek a no-action letter from the SEC, with respect to the effects of the exchange offer, and there can be no assurance that the Staff would make a similar determination with respect to the exchange notes as it has in previous no-action letters.

By tendering old 2012 notes in exchange for relevant exchange notes, and executing the letter of transmittal for such notes, each holder will represent to us that:

•	any exchange notes to be received by it will be acquired in the ordinary course of business;

•	it has no arrangements or understandings with any person to participate in the distribution of the old 2012 notes or exchange notes within the meaning of the Securities Act; and

•	it is not our “affiliate,” as defined in Rule 405 under the Securities Act.

If such holder is a broker-dealer, it will also be required to represent that it will receive the exchange notes for its own account in exchange for old 2012 notes acquired as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of exchange notes. See “Plan of Distribution.” If such holder is not a broker-dealer, it will be required to represent that it is not engaged in and does not intend to engage in the distribution of the exchange notes. Each holder, whether or not it is a broker-dealer, also will be required to represent that it is not acting on behalf of any person that could not truthfully make any of the foregoing representations contained in this paragraph. If a holder of old 2012 notes is unable to make the foregoing representations, such holder may not rely on the applicable interpretations of the Staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction unless such sale is made in compliance with the provisions of Rule 144 under the Securities Act or another available exemption from the registration requirements of the Securities Act.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. Each letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old 2012 notes, where such old 2012 notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that we will use our commercially reasonable efforts to keep the registration statement of which this prospectus is a part effective and to amend and supplement this prospectus in order to permit this prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such persons must comply with such requirements in order to resell the exchange notes. See “Plan of Distribution.”

Upon consummation of the exchange offer, any old 2012 notes not tendered will remain outstanding and continue to accrue interest at the rate of 8.25%, but, with limited exceptions, holders of old 2012 notes who do not exchange their old 2012 notes for exchange notes pursuant to the exchange offer will no longer be entitled to registration rights and will not be able to offer or sell their old 2012 notes unless such old 2012 notes are subsequently registered under the Securities Act, except pursuant to an exemption from or in a transaction not subject to the Securities Act and applicable state securities laws. With limited exceptions, we will have no obligation to effect a subsequent registration of the old 2012 notes.

Expiration Date; Extensions; Amendments; Termination

The expiration date for the exchange offer shall be 5:00 p.m., New York City time, on                     , 2013, unless we, in our sole discretion, extend the exchange offer, in which case the expiration date for the exchange offer shall be the latest date to which the exchange offer is extended.

To extend the expiration date, we will notify the exchange agent of any extension by oral or written notice and will notify the holders of old 2012 notes by means of a press release or other public announcement prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date for the exchange offer. Such an announcement will include disclosure of the approximate aggregate principal amount of old 2012 notes tendered to date and may state that we are extending the exchange offer for a specified period of time.

In relation to the exchange offer, we reserve the right to:

•

delay acceptance of any old 2012 notes, to extend the exchange offer or to terminate the exchange offer and not permit acceptance of old 2012 notes not previously accepted if any of the conditions set forth under “—Conditions” shall not have occurred and shall not have been waived by us prior to the expiration date, by giving oral or written notice of such delay, extension or termination to the exchange agent; or

•	amend the terms of the exchange offer in any manner deemed by us to be advantageous to the holders of old 2012 notes.

Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice of such delay, extension or termination or amendment to the exchange agent. If the terms of the exchange offer are amended in a manner determined by us to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the old 2012 notes of such amendment.

Without limiting the manner in which we may choose to make public an announcement of any delay, extension or termination of the exchange offer, we shall have no obligations to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

Interest on the Exchange Notes

The exchange notes will accrue interest at the rate of 8.25% per annum, accruing interest from the last interest payment date on which interest was paid on the corresponding old 2012 note surrendered in exchange for such exchange note to the day before the consummation of the exchange offer, and thereafter, provided, that if an old 2012 note is surrendered for exchange on or after a record date for the exchange notes for an interest payment date that will occur on or after the date of such exchange and as to which interest will be paid, interest on the exchange note received in exchange for such old 2012 note will accrue from the date of such interest payment date. Interest on the exchange notes will be payable on February 15th and August 15th of each year, commencing August 15, 2013. No additional interest will be paid on old 2012 notes tendered and accepted for exchange except as provided in the registration rights agreement.

Procedures for Tendering

To tender in the exchange offer, a holder must complete, sign and date the letter of transmittal, or a facsimile of such letter of transmittal, have the signatures on such letter of transmittal guaranteed if required by such letter of transmittal, and mail or otherwise deliver such letter of transmittal or such facsimile, together with any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. In addition, either

•

a timely confirmation of a book-entry transfer of old 2012 notes into the exchange agent’s account at DTC, pursuant to the procedure for book-entry transfer described below, must be received by the exchange agent prior to the expiration date with the letter of transmittal; or

•	the holder must comply with the guaranteed delivery procedures described below.

We will issue exchange notes only in exchange for old 2012 notes that are timely and properly tendered. The method of delivery of the letter of transmittal and all other required documents is at the election and risk of the note holders. If such delivery is by mail, it is recommended that registered or certified mail, properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to assure timely delivery and you should carefully follow the instructions on how to tender the old 2012 notes. No letters of transmittal or other required documents should be sent to us. Delivery of all letters of transmittal and other documents must be made to the exchange agent at its address set forth below. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your old 2012 notes or the tenders thereof.

The tender by a holder of old 2012 notes will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

Any beneficial owner whose old 2012 notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his behalf.

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by any member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor” institution within the meaning of Rule 17Ad-15 under the Exchange Act, each of which we refer to as an “Eligible Institution,” unless the old 2012 notes tendered pursuant to such letter of transmittal or notice of withdrawal, as the case may be, are tendered (1) by a registered holder of old 2012 notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal or (2) for the account of an Eligible Institution.

If a letter of transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by us, submit with such letter of transmittal evidence satisfactory to us of their authority to so act.

All questions as to the validity, form, eligibility, time of receipt and withdrawal of the tendered old 2012 notes will be determined by us in our sole discretion, such determination being final and binding on all parties. We reserve the absolute right to reject any and all old 2012 notes not properly tendered or any old 2012 notes that, if accepted, would, in the opinion of counsel for us, be unlawful. We also reserve the absolute right to waive any irregularities or defects with respect to tender as to particular old 2012 notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old 2012 notes must be cured within such time as we shall determine. None of us, the exchange agent or any other person will be under any duty to give notification of defects or irregularities with respect to tenders of old 2012 notes, nor shall any of them incur any liability for failure to give such notification. Tenders of old 2012 notes will not be deemed to have been made until such irregularities have been cured or waived. Any old 2012 notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the exchange agent, unless otherwise provided in the letter of transmittal, promptly following the expiration date.

In addition, we reserve the right in our sole discretion, subject to the provisions of the 2012 Indenture, to:

•	purchase or make offers for any old 2012 notes that remain outstanding subsequent to the expiration date or, as set forth under “—Conditions,” to terminate the exchange offer;

•	redeem the old 2012 notes as a whole or in part at any time and from time to time, as set forth under “Description of Notes—Optional Redemption;” and

•	purchase the old 2012 notes in the open market, in privately negotiated transactions or otherwise, to the extent permitted under applicable law.

The terms of any such purchases or offers could differ from the terms of this exchange offer.

Acceptance of Old 2012 Notes for Exchange; Delivery of Exchange Notes

Upon satisfaction or waiver of all of the conditions to the exchange offer, all old 2012 notes properly tendered will be accepted promptly after the expiration date, and the exchange notes of the same series will be issued promptly after acceptance of such old 2012 notes. See “—Conditions.” For purposes of the exchange offer, old 2012 notes shall be deemed to have been accepted as validly tendered for exchange when, as and if we have given oral or written notice thereof to the exchange agent. For each old 2012 note accepted for exchange, the holder of such series of old 2012 notes will receive an exchange note of the same series having a principal amount equal to that of the surrendered old 2012 note.

In all cases, issuance of exchange notes for old 2012 notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of:

•	a timely book-entry confirmation of such old 2012 notes into the exchange agent’s account at the book-entry transfer facility;

•	a properly completed and duly executed letter of transmittal; and

•	all other required documents.

If any tendered old 2012 notes are not accepted for any reason set forth in the terms and conditions of the exchange offer, such unaccepted or such non-exchanged old 2012 notes will be returned without cost to the tendering holder of such old 2012 notes, if in certificated form, or credited to an account maintained with such book-entry transfer facility as promptly as practicable after the expiration or termination of the exchange offer.

Book-Entry Transfer

The exchange agent will make a request to establish an account with respect to the old 2012 notes at the book-entry transfer facility for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in the book-entry transfer facility’s systems may make book-entry delivery of old 2012 notes by causing the book-entry transfer facility to transfer such old 2012 notes into the exchange agent’s account at the book-entry transfer facility in accordance with such book-entry transfer facility’s procedures for transfer. However, although delivery of old 2012 notes may be effected through book-entry transfer at the book-entry transfer facility, the letter of transmittal or facsimile thereof with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the exchange agent at one of the addresses set forth below under “—Exchange Agent” on or prior to the expiration date or the guaranteed delivery procedures described below must be complied with.

Exchanging Book-Entry Notes

The exchange agent and the book-entry transfer facility have confirmed that any financial institution that is a participant in the book-entry transfer facility may utilize the book-entry transfer facility Automated Tender Offer Program, or ATOP, procedures to tender old 2012 notes.

Any participant in the book-entry transfer facility may make book-entry delivery of old 2012 notes by causing the book-entry transfer facility to transfer such old 2012 notes into the exchange agent’s account in accordance with the book-entry transfer facility’s ATOP procedures for transfer. However, the exchange for the old 2012 notes so tendered will only be made after a book-entry confirmation of the book-entry transfer of such old 2012 notes into the exchange agent’s account, and timely receipt by the exchange agent of an agent’s message and any other documents required by the letter of transmittal. The term “agent’s message” means a message, transmitted by the book-entry transfer facility and received by the exchange agent and forming part of a book-entry confirmation, that states that the book-entry transfer facility has received an express acknowledgement from a participant tendering old 2012 notes that are the subject of such book-entry confirmation that such participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against such participant.

Guaranteed Delivery Procedures

If the procedures for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

•	the tender is made through an Eligible Institution;

•

prior to the expiration date, the exchange agent receives by facsimile transmission, mail or hand delivery from such Eligible Institution a properly completed and duly executed letter of transmittal and notice of guaranteed delivery, substantially in the form provided by us, that:

(1)	sets forth the name and address of the holder of the old 2012 notes and the principal amount of old 2012 notes tendered,

(2)	states the tender is being made thereby, and

(3)	guarantees that within three New York Stock Exchange, or NYSE, trading days after the date of execution of the notice of guaranteed delivery, a book-entry confirmation and any other documents required by the letter of transmittal will be deposited by the Eligible Institution with the exchange agent; and

•

a book-entry confirmation and all other documents required by the letter of transmittal are received by the exchange agent within three NYSE trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal of Tenders

Tenders of old 2012 notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective, a written notice of withdrawal must be received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date at the address set forth below under “—Exchange Agent.” Any such notice of withdrawal must:

•	specify the name of the person having tendered the old 2012 notes to be withdrawn;

•	identify the old 2012 notes to be withdrawn, including the principal amount of such old 2012 notes;

•

specify the number of the account at the book-entry transfer facility from which the old 2012 notes were tendered and specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn old 2012 notes and otherwise comply with the procedures of such facility;

•	contain a statement that such holder is withdrawing its election to have such old 2012 notes exchanged;

•

be signed by the holder in the same manner as the original signature on the letter of transmittal by which such old 2012 notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the trustee with respect to the old 2012 notes register the transfer of such old 2012 notes in the name of the person withdrawing the tender; and

•	specify the name in which such old 2012 notes are registered, if different from the person who tendered such old 2012 notes.

All questions as to the validity, form, eligibility and time of receipt of such notice will be determined by us, in our sole discretion, such determination being final and binding on all parties. Any old 2012 notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old 2012 notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the tendering holder of such old 2012 notes without cost to such holder, in the case of physically tendered old 2012 notes, or credited to an account maintained with the book-entry transfer facility for the old 2012 notes promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old 2012 notes may be retendered by following one of the procedures described under “—Procedures for Tendering” and “—Book-Entry Transfer” above at any time on or prior to 5:00 p.m., New York City time, on the expiration date.

Conditions

Notwithstanding any other provision in the exchange offer, we shall not be required to accept for exchange, or to issue exchange notes in exchange for, any old 2012 notes and may terminate or amend the exchange offer if at any time prior to 5:00 p.m., New York City time, on the expiration date, we determine in our reasonable judgment that the exchange offer violates applicable law, any applicable interpretation of the Staff of the SEC or any order of any governmental agency or court of competent jurisdiction.

The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time, prior to the expiration date, in our reasonable discretion. Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

In addition, we will not accept for exchange any old 2012 notes tendered, and no exchange notes will be issued in exchange for any such old 2012 notes, if at any such time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the 2011 Indenture or the 2012 Indenture under the Trust Indenture Act of 1939. We are required to use our commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest practicable date.

Exchange Agent

U.S. Bank National Association has been appointed as exchange agent for the exchange offer. Questions and requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

By Mail, Hand or Overnight Delivery: U.S. Bank National Association Corporate Trust Services 5555 San Felipe #1150 Houston, Texas 77055 ATTN: Mauri Cowen	By Facsimile: (713) 235-9213 For Information or Confirmation by Telephone: (713) 235-9206

Fees and Expenses

The expenses of soliciting tenders pursuant to the exchange offer will be borne by us. The principal solicitation for tenders pursuant to the exchange offer is being made by mail; however, additional solicitations may be made by telegraph, telephone, telecopy or in person by our officers and regular employees.

We will not make any payments to or extend any commissions or concessions to any broker or dealer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection therewith. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the prospectus and related documents to the beneficial owners of the old 2012 notes and in handling or forwarding tenders for exchange.

The expenses to be incurred by us in connection with the exchange offer will be paid by us, including fees and expenses of the exchange agent and trustee and accounting, legal, printing and related fees and expenses.

We will pay all transfer taxes, if any, applicable to the exchange of old 2012 notes pursuant to the exchange offer. If, however, exchange notes or old 2012 notes for principal amounts not tendered or accepted for exchange are to be registered or issued in the name of any person other than the registered holder of the old 2012 notes tendered, or if tendered old 2012 notes are registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the exchange of old 2012 notes pursuant to the exchange offer, then the amount of any such transfer taxes imposed on the registered holder or any other persons will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Accounting Treatment

We will record the exchange notes at the same carrying value of the old 2012 notes reflected in our accounting records on the date the exchange offer is completed. Accordingly, we will not recognize any gain or loss for accounting purposes upon the exchange of exchange notes for old 2012 notes. We will capitalize and amortize certain expenses incurred in connection with the issuance of the exchange notes over the respective terms of the exchange notes.

Consequences of Failure to Exchange

Holders of old 2012 notes who do not exchange their old 2012 notes for exchange notes pursuant to the exchange offer will continue to be subject to the restrictions on transfer of such old 2012 notes as set forth in the legend on such old 2012 notes as a consequence of the issuance of the old 2012 notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the old 2012 notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will register the old 2012 notes under the Securities Act. To the extent that old 2012 notes are tendered and accepted pursuant to the exchange offer, the trading market for untendered and tendered but unaccepted old 2012 notes could be adversely affected due to the liquidity of the market for the old 2012 notes being diminished. In addition, the restrictions on the ability to transfer the old 2012 notes may make the old 2012 notes less attractive to potential investors than the exchange notes.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our ratio of earnings to fixed charges for the periods indicated.

	Predecessor Company		Successor Company
	Year Ended December 31,	Period from January 1, 2009 to September 30,	Period from October 1, 2009 to December 31,	Year Ended December 31,	Year Ended December 31,	Year Ended December 31,
	2008	2009	2009	2010	2011	2012
Ratio of Earnings to Fixed Charges(a)	—	—	—	—	3.29	4.03

(a)

For purposes of computing our ratio of earnings to fixed charges, (1) earnings consist of pre-tax income before equity earnings and cumulative effect of change in accounting principle and fixed charges (excluding capitalized interest); and (2) fixed charges consist of interest expense, capitalized interest, amortization of debt discount and deferred financing costs and the interest portion of rental expense. Earnings were insufficient to cover fixed charges by $69.2 million for the year ended December 31, 2008, $36.1 million for the nine months ended September 30, 2009, $32.4 million for the three months ended December 31, 2009 and $12.9 million for the year ended December 31, 2010.

USE OF PROCEEDS

We will not receive cash proceeds from the issuance of the exchange notes under the exchange offer. In consideration for issuing the exchange notes in exchange for old 2012 notes as described in this prospectus, we will receive old 2012 notes of equal principal amount. The old 2012 notes surrendered in exchange for the exchange notes will be retired and canceled.

DESCRIPTION OF OTHER INDEBTEDNESS

This description contains a summary of our debt instruments other than the exchange notes. This description is only a summary of the applicable agreements. The following summaries do not purport to be complete, but do discuss the provisions that are, in our view, material for investors in the exchange notes, and are subject to, and qualified in their entirety by reference to, all of the provisions of the corresponding agreements, including the definitions of certain terms therein that are not otherwise defined in this prospectus.

The following table sets forth our indebtedness.

(In thousands)	December 31, 2012
Senior Notes issued on February 14, 2011, face amount of $210.0 million, interest rate of 8.25% payable semi-annually, in arrears on February 15 and August 15 of each year, maturity date February 15, 2018	$205,125
Senior Notes issued on October 25, 2012, face amount of $300.0 million, interest rate of 8.25% payable semi-annually, in arrears on February 15 and August 15 of each year, maturity date February 15, 2018	289,786
Senior Credit Facility, interest rate based on base rate or LIBOR plus a floating spread, maturity date October 31, 2016 (“Senior Credit Facility”)	195,000

Total indebtedness	689,911
Current portion of indebtedness	—

Noncurrent portion of indebtedness	$689,911

On February 14, 2011, we completed the acquisition of an asset package consisting of certain shallow-water Gulf of Mexico shelf oil and natural gas interests surrounding the Mississippi River delta and a related gathering system (the “ASOP Properties”) from Anglo-Suisse Offshore Partners, LLC for $200.7 million in cash, subject to customary adjustments to reflect an economic effective date of January 1, 2011 (the “ASOP Acquisition”). In connection with the ASOP Acquisition on February 14, 2011, we issued $210.0 million in aggregate principal amount of 2011 notes. Furthermore, our credit facility existing on that date was terminated and replaced with a senior unsecured credit facility (the “2011 Senior Credit Facility”). The termination of our prior credit facility during the six months ended June 30, 2011 resulted in a loss on early extinguishment of debt of $2.4 million, primarily due to writing off the unamortized deferred financing costs associated with the terminated facility.

On October 31, 2012, we completed the acquisition (the “Hilcorp Acquisition”) from Hilcorp Energy GOM Holdings, LLC of 100% of the issued and outstanding member interests of Hilcorp Energy GOM, LLC, which owned certain shallow-water oil and natural gas interests in the Gulf of Mexico shelf (the “Hilcorp Properties”), for $550 million in cash, subject to customary adjustments to reflect an economic effective date of July 1, 2012. In connection with the Hilcorp Acquisition, we issued $300.0 million in aggregate principal amount of old 2012 notes on October 25, 2012 and amended and restated the 2011 Senior Credit Facility on October 31, 2012.

The 2011 Notes

On February 14, 2011, we issued the $210.0 million in aggregate principal amount of the 2011 notes under the 2011 Indenture. We used the net proceeds from the offering of the 2011 notes of $202.0 million, after deducting the initial purchasers’ discount and offering expenses payable by us, to acquire the ASOP Properties for a purchase price of $200.7 million, before adjustments to reflect an economic effective date of January 1, 2011, and for general corporate purposes. The 2011 notes bear interest from the date of their issuance at an annual rate of 8.25% with interest due semi-annually, in arrears, on February 15 and August 15 of each year, commencing on August 15, 2011. The 2011 notes are fully and unconditionally guaranteed, jointly and severally, on an unsecured senior basis initially by each of our existing direct and indirect domestic subsidiaries (other than immaterial subsidiaries). The 2011 notes will mature on February 15, 2018.

The Old 2012 Notes

On October 25, 2012, we issued the $300.0 million in aggregate principal amount of the old 2012 notes under the 2012 Indenture. We used the net proceeds from the offering of the old 2012 notes of approximately $289.5 million, after deducting the initial purchasers’ discount and related expenses, to partially fund our acquisition of the Hilcorp Properties. The old 2012 notes bear interest from the date of their issuance at an annual rate of 8.25% with interest due semi-annually, in arrears, on February 15 and August 15 of each year, commencing on August 15, 2012. The old 2012 notes are fully and unconditionally guaranteed, jointly and severally, on an unsecured senior basis initially by each of our existing direct and indirect domestic subsidiaries (other than immaterial subsidiaries). The old 2012 notes will mature on February 15, 2018. As further described in this prospectus, the old 2012 notes are being exchanged for additional notes issued under the 2011 Indenture.

Senior Credit Facility

On October 31, 2012, we entered into the Senior Credit Facility, which was an amendment and restatement of the 2011 Credit Facility, with Bank of Montreal, as administrative agent, Capital One, N.A., Natixis, S.A., and Regions Bank, as co-syndication agents, The Bank of Nova Scotia and Keybank National Association, as co-documentation agents, BMO Capital Markets as lead arranger and sole bookrunner and the other lender parties thereto. Pursuant to such amendment and restatement, the aggregate commitment was increased from $250.0 million to a maximum of $750.0 million, and the maturity date was extended to October 31, 2016. The maximum amount of letters of credit that may be outstanding at any one time under the Senior Credit Facility is $20.0 million.

The amount available under the Senior Credit Facility is limited by the borrowing base. The Senior Credit Facility is secured by substantially all of our assets, including (a) mortgages on at least 80% of the total value of our oil and gas properties evaluated in the most recently completed reserve report, after giving effect to exploration and production activities, acquisitions and dispositions, and (b) the stock of certain wholly-owned subsidiaries. The borrowing base under our Senior Credit Facility is determined at the discretion of the lenders, based on the collateral value of our proved reserves and the proved reserves of the Hilcorp Properties, and is subject to potential special and regular semi-annual redetermination. On October 31, 2012, the borrowing base under the expanded credit facility increased from $200.0 million to $425.0 million, reflecting in part the increase in the Company’s oil and gas portfolio as a result of the Hilcorp Acquisition. Borrowings under the Senior Credit Facility bear interest ranging from a base rate plus a margin of 0.75% to 1.75% on base rate borrowings and LIBOR plus a margin of 1.75% to 2.75% on LIBOR borrowings. Commitment fees ranging from 0.375% to 0.50% are payable on the unused portion of the borrowing base.

On October 31, 2012, we borrowed $205.0 million under the Senior Credit Facility to fund a portion of the purchase price and related expenses of the Hilcorp Acquisition, leaving us with approximately $220.0 million in availability under our Senior Credit Facility.

DESCRIPTION OF NOTES

General

The 8.25% Senior Notes due February 15, 2018 issued on October 25, 2012 (the “old 2012 notes”) were issued under an indenture, dated as of October 25, 2012, among EPL Oil & Gas, Inc. (“EPL” or the “Company”), the Guarantors, and U.S. Bank National Association, as trustee, as amended by the First Supplemental Indenture, dated as of October 31, 2012, among EPL, Hilcorp Energy GOM, LLC, the other Guarantors party thereto and U.S. Bank National Association, as trustee (the “2012 Indenture”). The new 8.25% Senior Notes due February 15, 2018 (the “exchange notes”) to be exchanged for the old 2012 notes will be issued under an indenture, dated as of February 14, 2011, among EPL Oil & Gas, Inc. (formerly known as Energy Partners, Ltd.), the Guarantors and U.S. Bank National Association, as trustee, as amended by that certain supplemental indenture, dated as of March 14, 2011, among Anglo-Suisse Offshore Pipeline Partners, LLC, Energy Partners, Ltd., the other Guarantors party thereto and U.S. Bank National Association, as trustee, as further amended by the Second Supplemental Indenture, dated as of October 31, 2012, among EPL, Hilcorp Energy GOM, LLC, the other Guarantors party thereto and U.S. Bank National Association, as trustee, (the “2011 Indenture”). For purposes of this Description of Notes, any reference to the “notes” refers to the exchange notes and EPL’s currently outstanding 8.25% senior notes due 2018 that were issued on February 14, 2011 under the 2011 Indenture (the “2011 notes”). For purposes of this Description of Notes, any reference to the “indenture” refers to the 2011 Indenture.

The terms of the notes are substantially identical to the terms of the old 2012 notes, except that the notes are registered under the Securities Act and therefore will not contain restrictions on transfer or provisions relating to additional interest. The notes will bear a different CUSIP and ISIN number from the old 2012 notes and will not entitle their holders to registration rights. The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture. The notes will also be governed by the indenture, which has substantially identical terms to the 2012 Indenture.

Copies of the forms of the indenture and the notes will be made available to prospective purchasers of the notes upon request. See “Where You Can Find More Information.”

The following is a summary of certain provisions of the indenture and the notes. It does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the indenture, including the definitions of certain terms therein and those terms to be made a part thereof by the Trust Indenture Act of 1939, as amended. You can find the definitions of certain terms used in this description under the subheading “—Certain Definitions.” In this description, the word “EPL” refers only to EPL Oil & Gas, Inc. and not to any of its Subsidiaries.

Brief Description of the Notes and the Note Guarantees

The Notes

The notes:

•	will be general unsecured, senior obligations of EPL;

•	will be pari passu in right of payment with all existing and future senior Indebtedness of EPL;

•	will be senior in right of payment to any future subordinated Indebtedness of EPL;

•

will be effectively subordinate in right of payment to all existing and future secured Indebtedness of EPL, including Indebtedness under our Credit Facilities, to the extent of the value of the collateral securing such Indebtedness;

•

will be effectively subordinate in right of payment to all existing and future Indebtedness and other liabilities of EPL’s non-guarantor Subsidiaries (other than Indebtedness and other liabilities owed to EPL or any Guarantor); and

•	will be unconditionally guaranteed by the Guarantors on a senior unsecured basis.

As of December 31, 2012, EPL and the Guarantors, on a consolidated basis, had total outstanding Indebtedness in an aggregate principal amount of approximately $705 million, of which $510 million are the old 2012 notes and the 2011 notes, and $195 million of which is secured Indebtedness under the Senior Credit Facility. See “Risk Factors—Risks Related to the Notes—The notes and the guarantees will be structurally subordinated to our and the guarantors’ existing and future secured debt to the extent of the value of the collateral securing such debt.”

The Note Guarantees

The notes initially will be guaranteed by all of EPL’s existing direct and indirect Domestic Subsidiaries (other than Immaterial Subsidiaries).

Each guarantee of the notes:

•	will be a general unsecured, senior obligation of the Guarantor;

•	will be pari passu in right of payment with all existing and future senior Indebtedness of that Guarantor;

•	will be senior in right of payment to any future subordinated Indebtedness of that Guarantor;

•

will be effectively subordinate in right of payment to all existing and future secured Indebtedness of such Guarantor, including Indebtedness guaranteed under our Credit Facilities, to the extent of the value of the collateral securing that Indebtedness; and

•

will be effectively subordinate to all existing and future Indebtedness and other liabilities of EPL’s non-guarantor Subsidiaries (other than Indebtedness and other liabilities owed to such Guarantor).

As of the date hereof, all of our Subsidiaries are “Restricted Subsidiaries.” However, under the circumstances described below under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” we will be permitted to designate certain of our Subsidiaries as “Unrestricted Subsidiaries.” Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture. Our Unrestricted Subsidiaries will not guarantee the notes.

Principal, Maturity and Interest

EPL has issued $210.0 million in aggregate principal amount of notes under the indenture. EPL may issue additional notes under the indenture from time to time. Any issuance of additional notes is subject to all of the covenants in the indenture, including the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.” The notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. EPL will issue notes in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The notes will mature on February 15, 2018.

Interest on the notes will accrue at the rate of 8.25% per annum and will be payable semi-annually in arrears on February 15th and August 15th. Interest on overdue principal and interest will accrue at a rate that is 1% higher than the then applicable interest rate on the notes. EPL will make each interest payment to the holders of record on the immediately preceding February 1st and August 1st.

Interest on the notes will accrue from August 15, 2012 or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

If a holder of notes has given wire transfer instructions to EPL, EPL will pay all principal of, premium on, if any, and interest on that holder’s notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless EPL elects to make interest payments by check mailed to the noteholders at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes

The trustee will initially act as paying agent and registrar. EPL may change the paying agent or registrar without prior notice to the holders of the notes, and EPL or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange notes in accordance with the provisions of the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. EPL will not be required to transfer or exchange any note selected for redemption. Also, EPL will not be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Note Guarantees

The notes will initially be guaranteed by each of EPL’s existing direct and indirect Domestic Subsidiaries (other than Immaterial Subsidiaries). These Note Guarantees will be joint and several obligations of the Guarantors. The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors—Risks Related to the Notes—Federal, state and foreign fraudulent transfer laws may permit a court to avoid the notes and the guarantees, subordinate claims in respect of the notes and the guarantees and require noteholders to return payments received. If this occurs, noteholders may not receive any payments on the notes.”

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than EPL or another Guarantor, unless:

(1)	immediately after giving effect to such transaction, no Default or Event of Default exists; and

(2)	either:

(a)	the resulting, surviving or transferee Person will be an entity organized and existing under the laws of the United States of America, any state of the United States or the District of Columbia and such Person expressly assumes all the obligations of such Guarantor under its Note Guarantee, the indenture, and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee; or

(b)	the Net Proceeds of such consolidation or merger sale or other disposition are applied in accordance with the applicable provisions of the indenture.

The Note Guarantee of a Guarantor will be released:

(1)	in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor, by way of merger, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction) EPL or a Restricted Subsidiary of EPL, if the sale or other disposition does not violate the “Asset Sale” provisions of the indenture;

(2)	in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) EPL or a Restricted Subsidiary of EPL, if the sale or other disposition does not violate the “Asset Sale” provisions of the indenture and the Guarantor ceases to be a Restricted Subsidiary of EPL as a result of the sale or other disposition;

(3)	if EPL designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture; or

(4)	upon legal defeasance, covenant defeasance or satisfaction and discharge of the indenture as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge.”

See “—Repurchase at the Option of Holders—Asset Sales.”

Optional Redemption

At any time prior to February 15, 2014, EPL may, at its option, on any one or more occasions redeem up to 35% of the aggregate principal amount of outstanding notes (which amount includes additional notes issued under the indenture), upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 108.250% of the principal amount of the notes redeemed, plus accrued and unpaid interest, to the date of redemption (subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date), with the net cash proceeds of an Equity Offering by EPL; provided that:

(1)	at least 65% of the aggregate principal amount of notes issued under the indenture (which amount includes additional notes, but excluding notes held by EPL and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2)	the redemption occurs within 90 days of the date after the closing of such Equity Offering.

At any time prior to February 15, 2015, EPL may, at its option, on any one or more occasions redeem all or a part of the notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest to, the date of redemption, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date in respect of then outstanding notes.

Except pursuant to the preceding paragraphs, the notes will not be redeemable at EPL’s option prior to February 15, 2015. EPL is not, however, prohibited from acquiring the notes by means other than a redemption, whether pursuant to a tender offer, open market purchase or otherwise, so long as the acquisition does not violate the terms of the indenture.

On or after February 15, 2015, EPL may on any one or more occasions redeem all or a part of the notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest on the notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on February 15th of the years indicated

below, subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2015	104.125%
2016	102.063%
2017 and thereafter	100.000%

EPL may provide in such notice that payment of the redemption price and the performance of EPL’s obligations with respect to such redemption may be performed by another Person. Any such redemption and notice may, in EPL’s discretion, be subject to the satisfaction of one or more conditions precedent, including, but not limited to, the occurrence of a Change of Control.

Unless EPL defaults in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

Mandatory Redemption

EPL is not required to make mandatory redemption or sinking fund payments with respect to the notes or to repurchase the notes at the option of the holders.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each holder of notes will have the right to require EPL to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, EPL will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest on the notes repurchased to the date of purchase, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date. Not later than ten days following any Change of Control, EPL will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. EPL will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, EPL will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such compliance.

On or before the Change of Control Payment Date, EPL will, to the extent lawful:

(1)	accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(3)	deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by EPL.

The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any. EPL will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The provisions described above that require EPL to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that EPL repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

EPL will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by EPL and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the indenture as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained in the indenture, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of EPL and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require EPL to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of EPL and its Subsidiaries taken as a whole to another Person or group may be uncertain.

The agreements governing EPL’s other Indebtedness contain, and future agreements may contain, prohibitions of certain events, including events that would constitute a Change of Control. The exercise by the holders of notes of their right to require EPL to repurchase the notes upon a Change of Control could cause a default under these other agreements, even if the Change of Control itself does not, due to the financial effect of such repurchases on EPL. In the event a Change of Control occurs at a time when EPL is prohibited from purchasing notes, EPL could seek the consent of its lenders to purchase the notes or could attempt to refinance the borrowings that contain such prohibition. If EPL does not obtain a consent or repay those borrowings, EPL will remain prohibited from purchasing notes. In that case, EPL’s failure to purchase tendered notes would constitute an Event of Default under the indenture which could, in turn, constitute a default under the other Indebtedness. Finally, EPL’s ability to pay cash to the holders of notes upon a repurchase may be limited by EPL’s then existing financial resources. See “Risk Factors—Risks Related to the Notes—We may not be able to repurchase the notes upon a change of control or make an offer to repurchase the notes in connection with an asset sale as required by the indenture.”

Asset Sales

EPL will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)	EPL (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)	at least 75% of the consideration received in the Asset Sale by EPL or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(a)	any liabilities, as shown on EPL’s most recent consolidated balance sheet, of EPL or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation or indemnity agreement that releases EPL or such Restricted Subsidiary from or indemnifies against further liability;

(b)	any securities, notes or other obligations received by EPL or any such Restricted Subsidiary from such transferee that are contemporaneously, subject to ordinary settlement periods, converted by EPL or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion; and

(c)	any stock or assets of the kind referred to in clauses (2) or (4) of the next paragraph of this covenant.

Within 360 days after the receipt of any Net Proceeds from an Asset Sale, EPL (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds:

(1)	to prepay, repay, purchase, repurchase or redeem any senior secured Indebtedness of EPL or any Restricted Subsidiary of EPL (other than intercompany Indebtedness or Indebtedness owed to EPL or any Affiliate of EPL); provided, however, that, in connection with any prepayment, repayment, redemption or purchase of Indebtedness pursuant to this clause (1), EPL or such Restricted Subsidiary will cause the related commitment to be permanently reduced in an amount equal to the principal amount so prepaid, repaid, redeemed or purchased;

(2)	to acquire all or substantially all of the properties or assets of, or any Capital Stock of, one or more Persons engaged in the Oil and Gas Business, if, after giving effect to any such acquisition of Capital Stock, the Person is or becomes a Restricted Subsidiary of EPL;

(3)	to make a capital expenditure; or

(4)	to acquire other assets that are not classified as current assets under GAAP and that are used or useful in the Oil and Gas Business.

Pending the final application of any Net Proceeds, EPL (or the applicable Restricted Subsidiary) may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this covenant will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $20.0 million, within 30 days thereafter, EPL will make an offer (an “Asset Sale Offer”) to all holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets to purchase, prepay or redeem the maximum principal amount of notes and such other pari passu Indebtedness (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest to the date of purchase, prepayment or redemption, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, EPL may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered in (or required to be prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis, based on the amounts tendered or required to be prepaid or redeemed (with such adjustments as may be deemed appropriate by EPL so that only notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

EPL will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to a Change of Control Offer or an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control or Asset Sale provisions of the indenture, EPL will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control or Asset Sale provisions of the indenture by virtue of such compliance.

The agreements governing EPL’s other Indebtedness contain, and future agreements may contain, prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale and including repurchases of or other prepayments in respect of the notes. The exercise by the holders of notes of their right to require EPL to repurchase the notes upon a Change of Control or an Asset Sale could cause a default under these other agreements, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on EPL. In the event a Change of Control or Asset Sale occurs at a time when EPL is prohibited from purchasing notes, EPL could seek the consent of its senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If EPL does not obtain a consent or repay those borrowings, EPL will remain prohibited from purchasing notes. In that case, EPL’s failure to purchase tendered notes would constitute an Event of Default under the indenture which could, in turn, constitute a default under the other indebtedness. Finally, EPL’s ability to pay cash to the holders of notes upon a repurchase may be limited by EPL’s then existing financial resources. See “Risk Factors—Risks Related to the Notes—We may not be able to repurchase the notes upon a change of control or to make an offer to repurchase the notes in connection with an asset sale as required by the indenture.”

Selection and Notice

If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption on a pro rata basis (or, in the case of notes issued in global form as discussed under “—Book-Entry, Delivery and Form,” based on a method that most nearly approximates a pro rata selection as the trustee deems fair and appropriate) unless otherwise required by law or applicable stock exchange or depositary requirements.

No notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional other than as specifically set forth under “—Optional Redemption.”

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of notes called for redemption.

Certain Covenants

Restricted Payments

EPL will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)	declare or pay any dividend or make any other payment or distribution on account of EPL’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving EPL or any of its Restricted Subsidiaries) or to the direct or indirect holders of EPL’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of EPL and other than dividends or distributions payable to EPL or a Restricted Subsidiary of EPL);

(2)	purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving EPL) any Equity Interests of EPL or any direct or indirect parent of EPL;

(3)	make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Obligation or Guarantor Subordinated Obligation (excluding any intercompany Indebtedness between or among EPL and any of its Restricted Subsidiaries), except a payment of interest or principal at the Stated Maturity thereof; or

(4)	make any Restricted Investment

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(a)	no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(b)	EPL would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock;” and

(c)	such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by EPL and its Restricted Subsidiaries since the date of the indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8) and (9) of the next succeeding paragraph) is less than the sum, without duplication, of:

(1)	50% of the Consolidated Net Income of EPL for the period (taken as one accounting period) from the date of the indenture to the end of EPL’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(2)

100% of the aggregate net cash proceeds received by EPL since the date of the indenture as a contribution to its common equity capital or from the issue or sale of its Equity Interests (other than Disqualified Stock and other than net cash proceeds received from an issuance or sale of such Equity Interests to (x) a Subsidiary of EPL or (y) an employee stock ownership plan, option plan or similar trust (to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or guaranteed by EPL or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination) or from the issue or sale of convertible or exchangeable Disqualified Stock of

EPL or convertible or exchangeable debt securities of EPL, in each case that have been converted into or exchanged for Equity Interests of EPL (other than Equity Interests and convertible or exchangeable Disqualified Stock or debt securities sold to a Subsidiary of EPL); plus

(3)	to the extent not already included in Consolidated Net Income for such period, (A) if any Restricted Investment that was made by EPL or any Restricted Subsidiary after the date of the indenture is sold for cash (other than to any Subsidiary of EPL) or otherwise cancelled, liquidated or repaid for cash, the cash return of capital with respect to such Restricted Investment resulting from such sale, liquidation or repayment (less any out-of-pocket costs incurred in connection with any such sale) and (B) the amount returned in cash to EPL or any of its Restricted Subsidiaries from such Restricted Investment resulting from payments of interest, dividends, principal repayments and other transfers, in an amount not to exceed the aggregate amount of such Restricted Investment; plus

(4)	in case any Unrestricted Subsidiary has been redesignated a Restricted Subsidiary pursuant to the terms of the indenture or has been merged or consolidated with or into, or transfers or otherwise disposes of all or substantially all of its properties or assets to or is liquidated into, EPL or a Restricted Subsidiary, the lesser of, at the date of such redesignation, merger, consolidation, transfer, disposition or liquidation (A) the book value (determined in accordance with GAAP) of the aggregate Investments made by EPL and its Restricted Subsidiaries in such Unrestricted Subsidiary (or of the properties or assets disposed of, as applicable) and (B) the Fair Market Value of such Investment in such Unrestricted Subsidiary, in each case after deducting any Indebtedness of such Unrestricted Subsidiary.

The provisions in the preceding paragraph will not prohibit:

(1)	the payment of any dividend or distribution within 60 days after the date of declaration of the dividend if at the date of declaration such dividend or distribution would have complied with the provisions of the indenture;

(2)	the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of EPL) of, Equity Interests of EPL (other than Disqualified Stock and other than Equity Interest issued or sold to a Subsidiary of EPL or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or guaranteed by EPL or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination) or from the substantially concurrent contribution of common equity capital to EPL; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net proceeds of Equity Interests for purposes of clause (c)(2) of the preceding paragraph;

(3)	the payment of any dividend or distribution by a Restricted Subsidiary of EPL to the holders of its Equity Interests (other than Disqualified Stock) on a pro rata basis;

(4)	the repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of EPL or Guarantor Subordinated Obligations of any Guarantor with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(5)

so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of EPL or any Restricted Subsidiary of EPL held by any current or former officer, director or employee of EPL or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $2.5 million in any twelve-month period;

(6)	purchases, repurchases, redemptions or other acquisitions for value of Equity Interests deemed to occur upon the exercise of stock options, warrants or rights to acquire Equity Interests to the extent such Equity Interests represent a portion of the exercise or exchange price thereof, and any purchases, repurchases, redemptions or other acquisitions for value of Equity Interests made in lieu of withholding taxes in connection with any exercise or exchange of warrants, options or rights to acquire Equity Interests;

(7)	so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of EPL or any preferred stock of any Restricted Subsidiary of EPL issued on or after the date of the indenture in accordance with the Fixed Charge Coverage Ratio test described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock;”

(8)	payments of cash, dividends, distributions, advances or other Restricted Payments by EPL or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants or (ii) the conversion or exchange of Capital Stock of any such Person; and

(9)	so long as no Default or Event of Default has occurred and is continuing, other Restricted Payments in an aggregate amount not to exceed $20.0 million since the date of the indenture.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by EPL or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this “Restricted Payments” covenant will be determined by the board of directors of EPL whose resolution with respect thereto will be delivered to the trustee. The board of directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $25.0 million. For purposes of determining compliance with this “Restricted Payments” covenant, in the event that a payment meets the criteria of more than one of the categories of payments described in clauses (1) through (9) of the preceding paragraph, EPL will be permitted to classify such payment on the date it is made, or later reclassify all or a portion of such payment, in any manner that complies with this covenant.

Incurrence of Indebtedness and Issuance of Preferred Stock

EPL will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and EPL will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that EPL may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage Ratio for EPL’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.25 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)	Indebtedness of EPL or any Restricted Subsidiary incurred pursuant to one or more Credit Facilities (including the Credit Agreement) in an aggregate amount not to exceed the greater of (a) $150.0 million and (b) 25% of EPL’s Adjusted Consolidated Net Tangible Assets in either case, determined as of the date of the incurrence of such Indebtedness after giving effect to the application of the proceeds therefrom plus, all interest, fees and other obligations thereunder;

(2)	the incurrence by EPL and its Restricted Subsidiaries of Existing Indebtedness;

(3)	the incurrence by EPL and the Guarantors of Indebtedness represented by the notes and the related note guarantees to be issued on the date of the indenture and the exchange notes and the related note guarantees to be issued pursuant to the registration rights agreement;

(4)	the incurrence by EPL or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price, construction, installation or improvement of property, plant or equipment used in the business of EPL or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed $20.0 million at any time outstanding; provided further that the principal amount of any Indebtedness permitted under this clause (4) did not in each case at the time of incurrence exceed the Fair Market Value, as determined in accordance with the definition of such term, of the acquired, installed or constructed asset or improvement so financed;

(5)	the incurrence by EPL or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5) or (12) of this paragraph;

(6)	the incurrence by EPL or any of its Restricted Subsidiaries of intercompany Indebtedness or the issuance of any Disqualified Stock between or among EPL and any of its Restricted Subsidiaries; provided, however, that:

(i)	if EPL or any Guarantor is the obligor on such Indebtedness and the payee is not EPL or a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the notes, in the case of EPL, or the Note Guarantee, in the case of a Guarantor; and

(ii)	(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness or Disqualified Stock being held by a Person other than EPL or a Restricted Subsidiary of EPL and (B) any sale or other transfer of any such Indebtedness or Disqualified Stock to a Person that is not either EPL or a Restricted Subsidiary of EPL, will be deemed, in each case, to constitute an incurrence of such Indebtedness or the issuance of any Disqualified Stock, as the case may be, by EPL or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)	the issuance by any of EPL’s Restricted Subsidiaries to EPL or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

(i)	any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than EPL or a Restricted Subsidiary of EPL; and

(ii)	any sale or other transfer of any such preferred stock to a Person that is not either EPL or a Restricted Subsidiary of EPL,

will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8)	the incurrence by EPL or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business and not for speculative purposes;

(9)	the guarantee by EPL or any of the Guarantors of Indebtedness of EPL or a Restricted Subsidiary of EPL to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the notes, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(10)	the incurrence by EPL or any of its Restricted Subsidiaries of Indebtedness in respect of (i) self-insurance obligations or bid, plugging and abandonment, appeal, reimbursement, performance, surety and similar bonds and completion guarantees provided by EPL or a Restricted Subsidiary in the ordinary course of business and any Guarantees or letters of credit functioning as or supporting any of the foregoing bonds or obligations and (ii) workers’ compensation claims in the ordinary course of business;

(11)	the incurrence by EPL or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

(12)	Permitted Acquisition Indebtedness;

(13)	the incurrence by EPL’s Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event will be deemed to constitute an incurrence of Indebtedness by EPL or a Restricted Subsidiary of EPL that was not permitted by this clause (13);

(14)	the incurrence by EPL or any of its Restricted Subsidiaries of Indebtedness arising from agreements of EPL or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Subsidiary; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by EPL and its Restricted Subsidiaries in connection with such disposition;

(15)	Indebtedness to the extent the proceeds thereof are used to finance insurance premiums;

(16)	the incurrence by EPL or any of its Restricted Subsidiaries of obligations relating to net gas balancing positions arising in the ordinary course of business and consistent with past practice; and

(17)	the incurrence by EPL or any of the Guarantors of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (17), not to exceed, at any time, the greater of (a) $25.0 million, and (b) 4.0% of EPL’s Adjusted Consolidated Net Tangible Assets, in either case determined as of the date of incurrence of such Indebtedness after giving effect to such incurrence and the application of the proceeds therefrom.

EPL will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of EPL or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of EPL solely by virtue of being unsecured or by virtue of being secured on a junior priority basis.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (13) of the second paragraph of this covenant, or is entitled to be incurred pursuant to the first paragraph of this covenant, EPL will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which notes are first issued and authenticated under the indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. The accrual of interest or preferred stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of EPL as accrued. For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that EPL or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The amount of any Indebtedness outstanding as of any date will be:

(1)	the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)	the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3)	in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a)	the Fair Market Value of such assets at the date of determination; and

(b)	the amount of the Indebtedness of the other Person.

Liens

EPL will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind (the “Initial Lien”) other than Permitted Liens upon any of its property or assets (including Capital Stock of Restricted Subsidiaries), including any income or profits therefrom, whether owned on the date of the indenture or acquired after that date, which Lien is securing any Indebtedness, unless contemporaneously with the incurrence of such Liens effective provision is made to secure the Indebtedness due under the notes or, in respect of Liens on any Restricted Subsidiary’s property or assets, any Note Guarantee of such Restricted Subsidiary, equally and ratably with (or senior in priority to in the case of Liens with respect to Subordinated Obligations or Guarantor Subordinated Obligations, as the case may be) the Indebtedness secured by such Lien for so long as such Indebtedness is so secured.

Any Lien created for the benefit of the holders of the notes pursuant to the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon (i) the release and discharge of the Initial Lien to which it relates; (ii) in the case of any such Lien in favor of any such Note Guarantee, upon the termination and discharge of such Note Guarantee in accordance with the terms of the Indebtedness; or (iii) any sale, exchange or transfer (other than a transfer constituting a transfer of all or substantially all of the assets of EPL that is governed by the provisions of the covenant “—Merger, Consolidation or Sale of Assets” below) to any Person not an Affiliate of EPL of the property or assets secured by such Initial

Lien, or of all the Capital Stock held by EPL or any Restricted Subsidiary in, or all or substantially all of the assets of, any Restricted Subsidiary creating such Initial Lien.

Limitation on Sale and Leaseback Transactions

EPL will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that EPL or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

(1)	EPL or that Restricted Subsidiary, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock” and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption “—Liens;”

(2)	the gross cash proceeds of that sale and leaseback transaction are at least equal to the Fair Market Value, as determined in good faith by the board of directors of EPL and set forth in an officers’ certificate delivered to the trustee, of the property that is the subject of that sale and leaseback transaction; and

(3)	the transfer of assets in that sale and leaseback transaction is permitted by, and EPL applies the proceeds of such transaction in compliance with, the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales.”

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

EPL will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)	pay dividends or make any other distributions on its Capital Stock to EPL or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to EPL or any of its Restricted Subsidiaries;

(2)	make loans or advances to EPL or any of its Restricted Subsidiaries; or

(3)	sell, lease or transfer any of its properties or assets to EPL or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)	agreements governing Existing Indebtedness and Credit Facilities as in effect on the date of the indenture and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indenture;

(2)	the indenture, the notes, any additional notes and the Note Guarantees;

(3)	agreements governing other Indebtedness permitted to be incurred under the provisions of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock” and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the restrictions therein are not materially more restrictive, taken as a whole, than those contained in the indenture, the notes and the Note Guarantees;

(4)	applicable law, rule, regulation or order;

(5)	any instrument governing Indebtedness or Capital Stock of a Person acquired by EPL or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

(6)	customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;

(7)	in the case of clause (3) of the first paragraph of this covenant, any encumbrance or restriction:

(a)	that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease (including leases governing leasehold interests or farm-in agreements or farm-out agreements relating to leasehold interests in Oil and Gas Properties), license or similar contract, or the assignment or transfer of any such lease (including leases governing leasehold interests or farm-in agreements or farm-out agreements relating to leasehold interests in Oil and Gas Properties), license (including, without limitation, licenses of intellectual property) or other contract;

(b)	contained in mortgages, pledges or other security agreements permitted under the indenture securing Indebtedness of EPL or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements;

(c)	contained in any agreement creating Hedging Obligations permitted from time to time under the indenture;

(d)	pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of EPL or any Restricted Subsidiary; or

(e)	restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business.

(8)	any customary encumbrances or restrictions imposed pursuant to any agreement of the type described in the definition of “Permitted Business Investment;”

(9)	purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of the first paragraph of this covenant;

(10)	any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(11)	Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(12)	Liens permitted to be incurred under the provisions of the covenant described above under the caption “—Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(13)	provisions limiting the disposition or distribution of assets or property in operating agreements, joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements, development agreements, area of mutual interest agreements, other agreements customary in the Oil and Gas Business, including agreements in respect of Permitted Business Investments, and other similar agreements (including agreements entered into in connection with a Restricted Investment), in each case, entered into in the ordinary course of business, which limitation is applicable only to the assets that are the subject of such agreements; and

(14)	restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Merger, Consolidation or Sale of Assets

EPL will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not EPL is the surviving corporation), or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of EPL and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1)	either: (a) EPL is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than EPL) or to which such sale, assignment, transfer, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia; and, if such entity is not a corporation, a co-obligor of the notes is a corporation organized or existing under any such laws;

(2)	the Person formed by or surviving any such consolidation or merger (if other than EPL) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of EPL under the notes, the indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee;

(3)	immediately after such transaction, no Default or Event of Default has occurred and is continuing;

(4)	EPL or the Person formed by or surviving any such consolidation or merger (if other than EPL), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock;” and

(5)	EPL shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture.

In addition, EPL will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

This “Merger, Consolidation or Sale of Assets” covenant will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among EPL and its Restricted Subsidiaries. Clauses (3) and (4) of the first paragraph of this covenant will not apply to (1) any merger or consolidation of EPL with or into one of its Restricted Subsidiaries for any purpose or (2) with or into an Affiliate solely for the purpose of reincorporating EPL in another jurisdiction.

Transactions with Affiliates

EPL will not, and will not permit any of its Restricted Subsidiaries to, make any payment to or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of EPL (each, an “Affiliate Transaction”), unless:

(1)	the Affiliate Transaction is on terms that are no less favorable to EPL or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by EPL or such Restricted Subsidiary with an unrelated Person; and

(2)	EPL delivers to the trustee:

(a)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, a resolution of the board of directors of EPL set forth in an officers’ certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the board of directors of EPL; and

(b)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to EPL or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)	any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by EPL or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

(2)	loans or advances to employees in the ordinary course of business not to exceed $1.0 million in the aggregate at any one time outstanding;

(3)	transactions between or among (A) EPL and one or more Restricted Subsidiaries and (B) any Restricted Subsidiaries;

(4)	transactions with a Person (other than an Unrestricted Subsidiary of EPL) that is an Affiliate of EPL solely because EPL owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(5)	payment of reasonable and customary fees and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of officers, directors, employees or consultants of EPL or any of its Restricted Subsidiaries;

(6)	any issuance of Equity Interests (other than Disqualified Stock) of EPL to Affiliates of EPL; and

(7)	Restricted Payments that do not violate the provisions of the indenture described above under the caption “—Restricted Payments.”

Business Activities

EPL will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Oil and Gas Businesses, except to such extent as would not be material to EPL and its Restricted Subsidiaries taken as a whole.

Additional Note Guarantees

If EPL or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the date of the indenture, then EPL will cause that newly acquired or created Domestic Subsidiary to become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel satisfactory to the trustee within

20 business days of the date on which it was acquired or created; provided that any Domestic Subsidiary that constitutes an Immaterial Subsidiary need not become a Guarantor until such time as it ceases to be an Immaterial Subsidiary.

Designation of Restricted and Unrestricted Subsidiaries

The board of directors of EPL may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by EPL and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption “—Restricted Payments” or under one or more clauses of the definition of Permitted Investments, as determined by EPL. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The board of directors of EPL may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

Any designation of a Subsidiary of EPL as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the board of directors giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of EPL as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” EPL will be in default of such covenant. The board of directors of EPL may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of EPL; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of EPL of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (2) no Default or Event of Default would be in existence following such designation.

Limitation on Issuances and Sales of Equity Interests in Wholly-Owned Restricted Subsidiaries

EPL will not, and will not permit any of its Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Wholly-Owned Restricted Subsidiary of EPL to any Person (other than EPL or a Wholly-Owned Subsidiary of EPL), unless:

(1)	such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Wholly-Owned Restricted Subsidiary; and

(2)	the Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales.”

In addition, EPL will not permit any Wholly-Owned Restricted Subsidiary of EPL to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors’ qualifying shares) to any Person other than to EPL or a Wholly-Owned Restricted Subsidiary of EPL.

Payments for Consent

EPL will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, EPL will furnish to the holders of notes or cause the trustee to furnish to the holders of notes (or file with the SEC for public availability), within the time periods specified in the SEC’s rules and regulations:

(1)	all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if EPL were required to file such reports, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by EPL’s certified independent accountants; and

(2)	all current reports that would be required to be filed with the SEC on Form 8-K if EPL were required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. In addition, following the consummation of the exchange offer contemplated by the registration rights agreement, EPL will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on its website within those time periods. EPL will at all times comply with TIA §314(a).

If, at any time after consummation of the exchange offer contemplated by the registration rights agreement, EPL is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, EPL will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified in the rules and regulations applicable to such reports for non-accelerated filers unless the SEC will not accept such a filing. EPL will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept EPL’s filings for any reason, EPL will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if EPL were required to file those reports with the SEC.

If EPL has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of EPL and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of EPL.

In addition, EPL and the Guarantors agree that, for so long as any notes remain outstanding, if at any time they are not required to file with the SEC the reports required by the preceding paragraphs, they will furnish to the holders of notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

EPL will be deemed to have furnished such reports to the trustee and the holders of notes if it has filed such reports with the SEC using the EDGAR filing system and such reports are publicly available.

In addition, EPL will use commercially reasonable efforts to arrange and participate in quarterly conference calls to discuss its results of operations with holders of notes, no later than 15 business days following the date on which each of the quarterly and annual reports are made available as provided above. EPL will use commercially reasonable efforts to provide to the trustee and holders of the notes dial in conference call information substantially concurrently with the posting of such reports on its website. Access to any such reports on EPL’s website and to such quarterly conference calls may be password protected, provided that EPL uses commercially reasonable efforts to notify the trustee and holders of the notes of the password and other information required to access such reports on its website and such quarterly conference calls.

Events of Default and Remedies

Each of the following is an “Event of Default”:

(1)	default for 30 days in the payment when due of interest on the notes;

(2)	default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the notes;

(3)	failure by EPL or any of its Restricted Subsidiaries to comply with the provisions described under the captions “—Repurchase at the Option of Holders—Change of Control,” “—Repurchase at the Option of Holders—Asset Sales” or “—Certain Covenants—Merger, Consolidation or Sale of Assets”;

(4)	failure by EPL or any of its Restricted Subsidiaries for 30 days after notice to EPL by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding voting as a single class to comply with the provisions described under the captions “—Certain Covenants—Restricted Payments” and “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock;”

(5)	failure by EPL or any of its Restricted Subsidiaries for 60 days after notice to EPL by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding voting as a single class to comply with any of the other agreements in the indenture (or 120 days with respect to the covenant described under “—Reports;” provided, however, that beginning on the 61st day EPL is not in compliance with such covenant, additional interest at a rate of 0.25% per annum shall accrue and be payable on the notes until such covenant is complied with and provided further that a failure to comply with the agreements contained in the last paragraph under the caption “—Reports” shall not be an Event of Default under the indenture);

(6)	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by EPL or any of its Restricted Subsidiaries (or the payment of which is guaranteed by EPL or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the indenture, if that default:

(a)	is caused by a failure to pay principal of, premium, if any, on, or interest, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b)	results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more;

(7)	failure by EPL or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $25.0 million (net of amounts which are covered by insurance or bonded), which judgments are not paid, discharged or stayed, for a period of 60 days (or, if later, the date when payment is due pursuant to such judgment);

(8)	except as permitted by the indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee; and

(9)	certain events of bankruptcy or insolvency described in the indenture with respect to EPL or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to EPL, any Restricted Subsidiary of EPL that is a Significant Subsidiary or any group of Restricted Subsidiaries of EPL that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal of, premium on, if any, and interest.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of notes unless such holders have offered to the trustee reasonable written security or indemnity satisfactory to it or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

(1)	such holder has previously given the trustee written notice that an Event of Default is continuing;

(2)	holders of at least 25% in aggregate principal amount of the then outstanding notes make a written request to the trustee to pursue the remedy;

(3)	such holder or holders offer and, if requested, provide to the trustee security or indemnity reasonably satisfactory to the trustee against any loss, liability or expense;

(4)	the trustee does not comply with such request within 60 days after receipt of the request and the offer of security or indemnity; and

(5)	during such 60-day period, holders of a majority in aggregate principal amount of the then outstanding notes do not give the trustee a direction inconsistent with such request.

The holders of a majority in aggregate principal amount of the then outstanding notes by written notice to the trustee may, on behalf of the holders of all of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture, if the rescission would not conflict with any judgment or decree, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest on, the notes.

EPL is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, EPL is required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of EPL or any Guarantor, as such, will have any liability for any obligations of EPL or the Guarantors under the notes, the indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

EPL may at any time, at the option of its board of directors evidenced by a resolution set forth in an officers’ certificate, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1)	the rights of holders of outstanding notes to receive payments in respect of the principal of, premium on, if any, or interest on, such notes when such payments are due from the trust referred to below;

(2)	EPL’s obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the trustee under the indenture, and EPL’s and the Guarantors’ obligations in connection therewith; and

(4)	the Legal Defeasance and Covenant Defeasance provisions of the indenture.

In addition, EPL may, at its option and at anytime, elect to have the obligations of EPL and the Guarantors released with respect to certain covenants (including its obligation to make Change of Control Offers and Asset Sale Offers) that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, all Events of Default described under “—Events of Default and Remedies” (except those relating to payments on the notes or bankruptcy, receivership, rehabilitation or insolvency events) will no longer constitute an Event of Default with respect to the notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)	EPL must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, premium on, if any, and interest on, the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and EPL must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

(2)	in the case of Legal Defeasance, EPL must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) EPL has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)	in the case of Covenant Defeasance, EPL must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)	no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

(5)	such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which EPL or any of the Guarantors is a party or by which EPL or any of the Guarantors is bound;

(6)	EPL must deliver to the trustee an officers’ certificate stating that the deposit was not made by EPL with the intent of preferring the holders of notes over the other creditors of EPL with the intent of defeating, hindering, delaying or defrauding any creditors of EPL or others; and

(7)	EPL must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the indenture or the notes or the Note Guarantees may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the then outstanding notes voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the notes), and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, or interest on, the notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the indenture or the notes or the Note Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, notes).

Without the consent of each holder of notes affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

(1)	reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2)	reduce the principal of or change the fixed maturity of any note or alter or waive any of the provisions with respect to the redemption of the notes (except those provisions relating to the covenants described above under the caption “—Repurchase at the Option of Holders”);

(3)	reduce the rate of or change the time for payment of interest, including default interest, on any note;

(4)	waive a Default or Event of Default in the payment of principal of, premium, if any, on, or interest on, the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

(5)	make any note payable in money other than that stated in the notes;

(6)	make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, premium, if any, on, or interest on, the notes;

(7)	waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption “—Repurchase at the Option of Holders”);

(8)	release any Guarantor from any of its obligations under its Note Guarantee or the indenture, except in accordance with the terms of the indenture; or

(9)	make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any holder of notes, EPL, the Guarantors and the trustee may amend or supplement the indenture, the notes or the Note Guarantees:

(1)	to cure any ambiguity, defect or inconsistency;

(2)	to provide for uncertificated notes in addition to or in place of certificated notes;

(3)	to provide for the assumption of EPL’s or a Guarantor’s obligations to holders of notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of EPL’s or such Guarantor’s assets, as applicable;

(4)	to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any holder;

(5)	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(6)	to conform the text of the indenture, the notes, the Note Guarantees to any provision of this Description of Notes to the extent that such provision in this Description of Notes was intended to be a verbatim recitation of a provision of the indenture, the notes, the Note Guarantees, which intent may be evidenced by an officers’ certificate to that effect;

(7)	to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture as of the date of the indenture; or

(8)	to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1)	either:

(a)	all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to EPL, have been delivered to the trustee for cancellation; or

(b)	all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and EPL or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal of, premium, if any, on, and interest on, the notes to the date of maturity or redemption;

(2)	in respect of clause 1(b), no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which EPL or any Guarantor is a party or by which EPL or any Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

(3)	EPL or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

(4)	EPL has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be.

In addition, EPL must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

If the trustee becomes a creditor of EPL or any Guarantor, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.

The holders of a majority in aggregate principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default has occurred and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person’s own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee reasonable written security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The indenture, the notes and the Note Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1)	Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person or expressly assumed in connection with the acquisition of assets from any such Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person or of such Indebtedness being incurred in connection with the acquisition of assets; and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Adjusted Consolidated Net Tangible Assets” means (without duplication), as of the date of determination,

(a)	the sum of:

(i)	the discounted future net revenues from proved oil and natural gas reserves of EPL and its Restricted Subsidiaries calculated in accordance with SEC guidelines (before any state or federal income taxes) as estimated by independent petroleum engineers in a reserve report prepared as of the end of EPL’s most recently completed fiscal year for which audited financial statements are available, as increased by, as of the date of determination, the discounted future net revenues of

(A)	estimated proved oil and natural gas reserves of EPL and its Restricted Subsidiaries acquired since the date of such year-end reserve report, and

(B)	estimated oil and natural gas reserves of EPL and its Restricted Subsidiaries attributable to extensions, discoveries and other additions and upward revisions of estimates of proved oil and natural gas reserves (including previously estimated development costs incurred during the period and the accretion of discount since the prior period end) since the date of such year-end reserve report due to exploration, development or exploitation, production or other activities which would, in accordance with standard industry practice, cause such revisions, in each case calculated in accordance with SEC guidelines, and decreased by, as of the date of determination, the discounted future net revenue attributable to:

(C)	estimated proved oil and natural gas reserves of EPL and its Restricted Subsidiaries reflected in such reserve report produced or disposed of since the date of such year-end reserve report, and

(D)	reductions in estimated oil and natural gas reserves of EPL and its Restricted Subsidiaries reflected in such reserve report attributable to downward revisions of estimates of proved oil and natural gas reserves since such year-end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated on a pre-tax basis and in accordance with SEC guidelines;

in the case of each of the determinations made pursuant to clauses (A) through (D) utilizing prices and costs calculated in accordance with SEC guidelines as if the end of the most recent fiscal quarter preceding the date of determination for which such information is available to EPL were year end; provided, however, that in the case of each of the determinations made pursuant to clauses (A) through (D), such increases and decreases shall be as estimated by EPL’s petroleum engineers, unless there is a Material Change as a result of such acquisitions, dispositions or revisions, in which case the discounted future net revenues utilized for purposes of this clause (a)(i) shall be confirmed in a written report of independent petroleum engineers delivered to the trustee;

(ii)	the capitalized costs that are attributable to Oil and Gas Properties of EPL and its Restricted Subsidiaries to which no proved oil and natural gas reserves are attributable, based on EPL’s books and records as of a date no earlier than the date of EPL’s most recently available internal annual or quarterly financial statements,

(iii)	the Consolidated Net Working Capital of EPL as of a date no earlier than the date of EPL’s most recently available internal annual or quarterly financial statements; and

(iv)	the greater of

(A)

the net book value as of a date no earlier than the date of EPL’s most recently available internal annual or quarterly financial statements of other tangible assets (including Investments in unconsolidated Subsidiaries) of EPL and its Restricted Subsidiaries as of

a date no earlier than the date of EPL’s most recently available internal annual or quarterly financial statements, and

(B)	the appraised value, as estimated by independent appraisers, of other tangible assets (including Investments in unconsolidated Subsidiaries) of EPL and its Restricted Subsidiaries as of a date no earlier than the date of EPL’s most recently available internal annual or quarterly financial statements; provided that if no such appraisal has been performed EPL shall not be required to obtain such an appraisal and only clause (iv)(A) of this definition shall apply, minus

(b)	the sum of:

(i)	minority interests;

(ii)	to the extent not otherwise taken into account in determining Adjusted Consolidated Net Tangible Assets, any net gas balancing liabilities of EPL and its Restricted Subsidiaries reflected in EPL’s latest annual or quarterly financial statements;

(iii)	to the extent included in clause (a)(i) above, the discounted future net revenues, calculated in accordance with SEC guidelines (utilizing the prices utilized in EPL’s year-end reserve report), attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of EPL and its Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto; and

(iv)	the discounted future net revenues, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments that, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in clause (a)(i) above, would be necessary to fully satisfy the payment obligations of EPL and its consolidated Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto.

If EPL changes its method of accounting from the successful efforts method to the full cost method or a similar method of accounting, “Adjusted Consolidated Net Tangible Assets” will continue to be calculated as if EPL were still using the successful efforts method of accounting.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Applicable Premium” means, with respect to any note on any redemption date, the greater of:

(1)	1.0% of the principal amount of the note; or

(2)	the excess of:

(a)	the present value at such redemption date of (i) the redemption price of the note at February 15, 2015 (such redemption price being set forth in the table appearing above under the caption “—Optional Redemption”) plus (ii) all required interest payments due on the note through February 15, 2015,

(excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)	the principal amount of the note.

“Asset Sale” means:

(1)	the sale, lease, conveyance or other disposition of any assets or rights by EPL or any of EPL’s Restricted Subsidiaries; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of EPL and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant; and

(2)	the issuance of Equity Interests by any of EPL’s Restricted Subsidiaries or the sale by EPL or any of EPL’s Restricted Subsidiaries of Equity Interests in any of EPL’s Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1)	any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $10.0 million;

(2)	a transfer of assets between or among EPL and its Restricted Subsidiaries;

(3)	an issuance of Equity Interests by a Restricted Subsidiary of EPL to EPL or to a Restricted Subsidiary of EPL;

(4)	the sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

(5)	licenses and sublicenses by EPL or any of its Restricted Subsidiaries of intellectual property, including, without limitation, licenses for seismic data, in the ordinary course of business and which do not materially interfere with the business of EPL and its Restricted Subsidiaries;

(6)	any Production Payments and Reserve Sales; provided that any such Production Payments and Reserve Sales, other than incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to EPL or a Restricted Subsidiary, shall have been created, incurred, issued, assumed or guaranteed in connection with the financing of, and within 60 days after the acquisition of, the property that is subject thereto;

(7)	a disposition of oil and natural gas properties in connection with tax credit transactions complying with Section 29 or any successor or analogous provisions of the Code;

(8)	surrender or waiver of contract rights, oil and gas leases, or the settlement, release or surrender of contract, tort or other claims of any kind;

(9)	the abandonment, farm-out, lease or sublease of developed or undeveloped Oil and Gas Properties in the ordinary course of business;

(10)	the sale or transfer (whether or not in the ordinary course of business) of any Oil and Gas Property or interest therein to which no proved reserves are attributable at the time of such sale or transfer;

(11)	any overriding royalty interests or net profits interests in Oil and Gas Properties granted to vendors in exchange for Oil and Gas Property development services related to such Oil and Gas Properties;

(12)	any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(13)

any trade or exchange by EPL or any Restricted Subsidiary of Oil and Gas Properties or other properties or assets for Oil and Gas Properties or other properties or assets owned or held by another Person; provided that the Fair Market Value of the properties or assets traded or exchanged by EPL or such Restricted Subsidiary (together with any cash) is reasonably equivalent to the Fair Market Value of the properties or assets (together with any cash) to be received by EPL or such Restricted Subsidiary; provided further that any net cash received must be applied in accordance with the provisions described above under the caption “—Repurchase at the Option of Holders—Asset Sales.”

(14)	the granting of Liens not prohibited by the covenant described above under the caption “—Certain Covenants—Liens;”

(15)	the sale or other disposition of cash or Cash Equivalents;

(16)	a Restricted Payment that does not violate the covenant described above under the caption “—Certain Covenants—Restricted Payments” or a Permitted Investment; and

(17)	the sale or transfer of Hydrocarbons or other mineral products in the ordinary course of business.

“Asset Sale Offer” has the meaning set forth under “Repurchase at the Option of Holders—Asset Sales.”

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“board of directors” means:

(1)	with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)	with respect to a partnership, the board of directors of the general partner of the partnership;

(3)	with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or member interests; and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)	United States dollars;

(2)	securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than 12 months from the date of acquisition;

(3)	certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4)	repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)	commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within 12 months after the date of acquisition; and

(6)	money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Change of Control” means the occurrence of any of the following:

(1)	the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of EPL and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act));

(2)	the adoption of a plan relating to the liquidation or dissolution of EPL;

(3)	the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “person” (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of EPL, measured by voting power rather than number of shares; or

(4)	the first day on which a majority of the members of the board of directors of EPL are not Continuing Directors.

“Change of Control Offer” has the meaning set forth under “Repurchase at the Option of Holders—Change of Control.”

“Code” means the Internal Revenue Code of 1986, as amended.

“Consolidated EBITDA” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)	an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2)	provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3)	the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(4)	depreciation, depletion, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment, exploration expense and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion, amortization, impairment and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; plus

(5)	accretion of asset retirement obligations in accordance with SFAS No. 143, Accounting for Asset Retirement Obligations, and any similar accounting in prior periods; plus

(6)	unrealized non-cash losses resulting from foreign currency balance sheet adjustments required by GAAP to the extent such losses were deducted in computing such Consolidated Net Income; minus

(7)	non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis (excluding the net income (loss) of any Unrestricted Subsidiary of such Person), determined in accordance with GAAP and without any reduction in respect of preferred stock dividends; provided that:

(1)	all extraordinary gains, losses or charges and all gains, losses or charges realized in connection with any Asset Sale or the disposition of securities or the early extinguishment of Indebtedness, together with any related provision for taxes on any such gain, will be excluded;

(2)	the net income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(3)	the net income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(4)	the cumulative effect of a change in accounting principles will be excluded;

(5)	income resulting from transfers of assets (other than cash) between EPL and any of its Restricted Subsidiaries, on the one hand, and any Unrestricted Subsidiary, on the other hand will be excluded;

(6)	any write-downs of non-current assets will be excluded; provided that any ceiling limitation write-downs under SEC guidelines will be treated as capitalized costs, as if such write-downs had not occurred;

(7)	any non-cash compensation charge arising from any grant of stock, stock options or other equity based awards will be excluded;

(8)	all deferred financing costs written off and premiums paid or other charges in connection with an early extinguishment of Indebtedness will be excluded;

(9)	any net after-tax income or loss from disposed, abandoned, transferred, closed or discontinued operations and any net after-tax gain or loss on disposal, abandoned, transferred, closed or discontinued operations will be excluded; and

(10)	non-cash gains and losses attributable to movement in the mark-to-market valuation of Hedging Obligations pursuant to Financial Accounting Standards Board Statement No. 133 will be excluded.

“Consolidated Net Working Capital” of any Person as of any date of determination means the difference (shown on the balance sheet of such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP as of the end of the most recent fiscal quarter of such Person for which internal financial statements are available) between (i) all current assets of such Person and its Subsidiaries (excluding current assets from commodity price risk management activities arising in the ordinary course of business) and (ii) all current liabilities of such Person and its Subsidiaries except the current portion of long-term Indebtedness (and excluding current liabilities from commodity price risk management activities arising in the ordinary course of business).

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Continuing Directors” means, as of any date of determination, any member of the board of directors of EPL who:

(1)	was a member of such board of directors on the date of the indenture; or

(2)	was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.

“Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of October 31, 2012, by and among EPL, Bank of Montreal, as administrative agent, Capital One, N.A., Natixis, S.A., and Regions Bank, as co-syndication agents, The Bank of Nova Scotia and Keybank National Association, as co-documentation agents, BMO Capital Markets as lead arranger and sole bookrunner and the financial institutions party thereto as lenders, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as further amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require EPL to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that EPL may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that EPL and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Domestic Subsidiary” means any Restricted Subsidiary of EPL that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of EPL.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a public or private sale either (1) of Equity Interests of EPL by EPL (other than Disqualified Stock and other than to a Subsidiary of EPL) or (2) of Equity Interests of a direct or indirect parent entity of EPL (other than to EPL or a Subsidiary of EPL) to the extent that the net proceeds therefrom are contributed to the common equity capital of EPL or a Restricted Subsidiary.

“Existing Indebtedness” means all Indebtedness of EPL and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the indenture, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the board of directors of EPL (unless otherwise provided in the indenture).

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect (in accordance with Regulation S-X under the Securities Act) to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)	acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period;

(2)	the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3)	the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4)	any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5)	any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6)	if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)	the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2)	the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)	any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4)	all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of EPL (other than Disqualified Stock) or to EPL or a Restricted Subsidiary of EPL.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Government Securities” means securities that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged; (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (1) and (2) above, are not callable or redeemable at the option of the issuers thereof; or (3) depository receipts issued by a bank or trust company as custodian with respect to any such U.S. Government Securities or a specific payment of interest on or principal of any such U.S. Government Securities held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Security evidenced by such depository receipt.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means:

(1)	each of EPL’s Domestic Subsidiaries as of the Issue Date;

(2)	each of EPL’s Domestic Subsidiaries that becomes a guarantor of the notes pursuant to the covenant described above under “—Certain Covenants—Additional Note Guarantees”; and

(3)	each of EPL’s other Restricted Subsidiaries executing a supplemental indenture in which such Restricted Subsidiary agrees to guarantee the obligations of EPL under, or to be bound by the terms of, the indenture;

provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Note Guarantee is released in accordance with the terms of the indenture.

“Guarantor Subordinated Obligation” means, with respect to a Note Guarantor, any Indebtedness of such Note Guarantor which is expressly subordinate in right of payment to the obligations of such Note Guarantor under its Note Guarantee pursuant to a written agreement.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)	interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements, interest rate collar agreements and other agreements or arrangements designed to manage interest rates or interest rate risk;

(2)	in respect of any Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement in respect of Hydrocarbons used, produced, processed or sold by such Person that are customary in the Oil and Gas Business and designed to protect such Person against fluctuation in Hydrocarbons prices; and

(3)	other agreements or arrangements designed to manage fluctuations in currency exchange rates.

“Hydrocarbons” means oil, natural gas, casing head gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary whose total assets, as of that date, are less than $1.0 million and whose total revenues for the most recent 12-month period do not exceed $1.0 million; provided that a Restricted Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any Indebtedness of EPL.

“Indebtedness” means, with respect to any specified Person, without duplication:

(1)	any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(a)	in respect of borrowed money;

(b)	evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(c)	in respect of banker’s acceptances;

(d)	representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

(e)	representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(f)	representing any Hedging Obligations, and

(2)	with respect to any Production Payment, any warranties or guaranties of production or payment by such Person with respect to such Production Payment but excluding other contractual obligations of such Person with respect to such Production Payment.

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. Subject to clause (2) of the preceding sentence, Production Payments shall not be deemed to be Indebtedness. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Indebtedness shall be calculated without giving effect to the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If EPL or any Restricted Subsidiary of EPL sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of EPL such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of EPL, EPL will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of EPL’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The acquisition by EPL or any Restricted Subsidiary of EPL of a Person that holds an Investment in a third Person will be deemed to be an Investment by EPL or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Material Change” means an increase or decrease (excluding changes that result solely from changes in prices) of more than 25% during a fiscal quarter in the estimated discounted future net cash flows from proved oil and gas reserves of EPL and its Restricted Subsidiaries, calculated in accordance with the first clause (1) of the definition of Adjusted Consolidated Net Tangible Assets; provided, however, that there will be excluded from the calculation of Material Change the estimated future net cash flows from:

(1)	any acquisitions during the fiscal quarter of oil and gas reserves that have been audited by a nationally recognized firm of independent petroleum engineers and on which a report or reports exist; and

(2)	any disposition of properties held at the beginning of such quarter that have been disposed of as provided in the covenant described under the caption “—Repurchase at the Option of Holders—Asset Sales”.

“Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by EPL or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets established in accordance with GAAP.

“Non-Recourse Debt” means Indebtedness:

(1)	as to which neither EPL nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise; and

(2)	as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of EPL or any of its Restricted Subsidiaries (other than the Equity Interests of an Unrestricted Subsidiary).

“Note Guarantee” means the Guarantee by each Guarantor of EPL’s obligations under the indenture and the notes, executed pursuant to the provisions of the indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Oil and Gas Business” means:

(1)	the business of acquiring, exploring, exploiting, developing, producing, operating, decommissioning and disposing of interests in oil, natural gas, liquefied natural gas and other Hydrocarbon and mineral properties or products produced in association with any of the foregoing;

(2)	the business of gathering, marketing, distributing, treating, processing (but not refining), storing, selling and transporting of any production from such interests or properties and products produced in association therewith and the marketing of oil, natural gas, other Hydrocarbons and minerals obtained from unrelated Persons; and

(3)	any business or activity reasonably relating to, arising from, or necessary, appropriate or incidental to the activities described in the foregoing clauses (1) and (2) of this definition.

“Oil and Gas Properties” means all properties, including equity or other ownership interests therein, owned by a Person which contain or are believed to contain Hydrocarbons, including with respect to undeveloped Oil and Gas Properties, depths below which any proved reserves are then attributable.

“Permitted Acquisition Indebtedness” means Indebtedness (or Disqualified Stock) of EPL or any of the Restricted Subsidiaries to the extent such Indebtedness or Disqualified Stock was Indebtedness or Disqualified Stock:

(1)	of an acquired Person prior to the date on which such Person became a Restricted Subsidiary as a result of having been acquired and not incurred in contemplation of such acquisition; or

(2)	of a Person that was merged, consolidated or amalgamated with or into EPL or a Restricted Subsidiary that was not incurred in contemplation of such merger, consolidation or amalgamation; provided that on the date such Person became a Restricted Subsidiary or the date such Person was merged, consolidated and amalgamated with or into EPL or a Restricted Subsidiary, as applicable, after giving pro forma effect thereto,

(a)	the Restricted Subsidiary or EPL, as applicable, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” or

(b)	the Fixed Charge Coverage Ratio for EPL would be greater than the Fixed Charge Coverage Ratio for EPL immediately prior to such transaction.

“Permitted Business Investments” means Investments made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business, including through agreements, transactions, interests or arrangements that permit one to share risk or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including without limitation:

(1)	direct or indirect ownership of crude oil, natural gas, other related hydrocarbon and mineral properties or any interest therein or gathering, transportation, processing (but not refining), storage or related systems; and

(2)

the entry into operating agreements, joint ventures, processing agreements, working interests, royalty interests, mineral leases, farm-in agreements, farm-out agreements, development agreements, production sharing agreements, area of mutual interest agreements, contracts for the sale, transportation or exchange of crude oil and natural gas and related hydrocarbons and minerals, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, partnership agreements (whether general or limited), or other similar or customary agreements, transactions, properties, interests or arrangements and Investments and expenditures in connection therewith or pursuant thereto, in each case made or entered into in the ordinary course of the Oil and Gas Business, excluding, however, investments in corporation and publicly-traded partnerships.

“Permitted Investments” means:

(1)	any Investment in EPL or in a Restricted Subsidiary of EPL;

(2)	any Investment in Cash Equivalents;

(3)	any Investment by EPL or any Restricted Subsidiary of EPL in a Person whose primary business is the Oil and Gas Business, if as a result of such Investment:

(a)	such Person becomes a Restricted Subsidiary of EPL; or

(b)	such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, EPL or a Restricted Subsidiary of EPL;

(4)	any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales;”

(5)	any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of EPL;

(6)	any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of EPL or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes;

(7)	Investments represented by Hedging Obligations;

(8)	loans or advances to employees made in the ordinary course of business of EPL or any Restricted Subsidiary of EPL in an aggregate principal amount not to exceed $2.5 million at any one time outstanding;

(9)	repurchases of the notes;

(10)	any guarantee of Indebtedness permitted to be incurred by the covenant entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” other than a guarantee of Indebtedness of an Affiliate of EPL that is not a Restricted Subsidiary of EPL;

(11)	any Investment existing on, or made pursuant to binding commitments existing on, the date of the indenture and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the date of the indenture; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the date of the indenture or (b) as otherwise permitted under the indenture;

(12)	Investments acquired after the date of the indenture as a result of the acquisition by EPL or any Restricted Subsidiary of EPL of another Person, including by way of a merger, amalgamation or consolidation with or into EPL or any of its Restricted Subsidiaries in a transaction that is not prohibited by the covenant described above under the caption “—Merger, Consolidation or Sale of Assets” after the date of the indenture to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(13)	Permitted Business Investments; and

(14)	other Investments in any Person other than an Affiliate of EPL that is not a Subsidiary of EPL having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (14) that are at the time outstanding not to exceed $20.0 million.

“Permitted Liens” means:

(1)	Liens on assets of EPL or any of its Subsidiaries securing Indebtedness and other Obligations under Credit Facilities that was permitted by the terms of the indenture to be incurred pursuant to clause (1) of the definition of Permitted Debt and/or securing Hedging Obligations related thereto and/or securing Obligations with regard to Treasury Management Arrangements;

(2)	Liens in favor of EPL or the Guarantors;

(3)	Liens on property (including Capital Stock) existing at the time of acquisition of the property by EPL or any Subsidiary of EPL; provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of, such acquisition;

(4)	Liens to secure the performance of statutory obligations, insurance, surety or appeal bonds, workers compensation obligations, performance bonds or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations);

(5)	Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” covering only the assets acquired with or financed by such Indebtedness; provided, however, that such Liens are created within 180 days of the later of the acquisition, lease, completion of improvements, construction, repairs or additions or commencement of full operation of the assets or property subject to such Lien and do not encumber any other assets or property of the EPL or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

(6)	Liens existing on the date of the indenture;

(7)	Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(8)	Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business;

(9)	survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(10)	Liens created for the benefit of (or to secure) the notes (or the Note Guarantees);

(11)	Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture; provided, however, that:

(a)	the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b)	the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(12)	Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;

(13)	filing of Uniform Commercial Code financing statements as a precautionary measure in connection with operating leases;

(14)	bankers’ Liens, rights of setoff, Liens arising out of judgments or awards not constituting an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(15)	Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(16)	Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(17)	grants of software and other technology licenses in the ordinary course of business;

(18)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(19)	any (a) interest or title of a lessor or sublessor under any lease, liens reserved in oil, gas or other Hydrocarbons or minerals leases for bonus, royalty or rental payments and for compliance with the terms of such leases; (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to (including, without limitation, ground leases or other prior leases of the demised premises, mortgages, mechanics’ liens, tax liens, and easements); or (c) subordination of the interest of the lessee or sublessee under such lease to any restrictions or encumbrance referred to in the preceding clause (b);

(20)	Liens arising under oil and gas leases or subleases, assignments, farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of Hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, joint venture agreements, partnership agreements, operating agreements, royalties, working interests, net profits interests, joint interest billing arrangements, participation agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, licenses, sublicenses, and other agreements which are customary in the Oil and Gas Business; provided, however, in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract;

(21)	Liens or monies deposited pursuant to the terms of an agreement to acquire assets used in or Persons engaged in the Oil and Gas Business;

(22)	Liens in respect of Permitted Acquisition Indebtedness;

(23)	Liens on pipelines or pipeline facilities that arise by operation of law; and

(24)	Liens incurred in the ordinary course of business of EPL or any Restricted Subsidiary of EPL with respect to obligations that do not exceed $15.0 million at any one time outstanding.

“Permitted Refinancing Indebtedness” means any Indebtedness of EPL or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of EPL or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)	the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2)	such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity that is equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(3)	if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4)	such Indebtedness is incurred either by EPL or by the Restricted Subsidiary of EPL that was the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged and is guaranteed only by Persons who were obligors on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Production Payments” means, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.

“Production Payments and Reserve Sales” means the grant or transfer by EPL or a Restricted Subsidiary to any Person of a royalty, overriding royalty, net profits interest, production payment (whether volumetric or dollar-denominated), partnership or other interest in Oil and Gas Properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists or other providers of technical services to EPL or a Restricted Subsidiary.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“SEC” means the United States Securities and Exchange Commission.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the indenture.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of the indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Obligation” means any Indebtedness of EPL which is expressly subordinate or junior in right of payment to the notes.

“Subsidiary” means, with respect to any specified Person:

(1)	any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)	any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to February 15, 2015; provided, however, that if the period from the redemption date to February 15, 2015 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Subsidiary” means any Subsidiary of EPL or any that is designated by the board of directors of EPL as an Unrestricted Subsidiary pursuant to a resolution of the board of directors, but only to the extent that such Subsidiary:

(1)	has no Indebtedness other than Non-Recourse Debt;

(2)	except as permitted by the covenant described above under the caption “—Certain Covenants—Transactions with Affiliates,” is not party to any agreement, contract, arrangement or understanding with EPL or any Restricted Subsidiary of EPL unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to EPL or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of EPL;

(3)	is a Person with respect to which neither EPL nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)	has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of EPL or any of its Restricted Subsidiaries.

“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)	the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)	the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Restricted Subsidiary” of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) will at the time be owned by such Person or by one or more Wholly-Owned Restricted Subsidiaries of such Person.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary discusses certain material U.S. federal income tax consequences of the exchange of old 2012 notes for exchange notes and the ownership and disposition of exchange notes issued pursuant to this exchange offer. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations promulgated thereunder, judicial opinions, published positions of the U.S. Internal Revenue Service, or the IRS, and other applicable authorities. Those authorities are subject to change, possibly with retroactive effect, and such changes may result in U.S. federal income tax consequences different from those discussed below.

This discussion is applicable only to holders who purchased old 2012 notes at their original issue price and have held the old 2012 notes, and will hold the exchange notes, as capital assets for U.S. federal income tax purposes (generally, as an investment) and not as part of a straddle, a hedge, a conversion transaction or other integrated investment. This discussion does not address all aspects of U.S. federal income taxation that may be important to a particular holder in light of that holder’s individual circumstances, nor does it address any aspects of U.S. federal estate and gift, U.S. federal alternative minimum, state, local, or non-U.S. taxes. This discussion may not apply, in whole or in part, to particular holders who are subject to special treatment under U.S. federal income tax laws (such as banks, insurance companies, tax-exempt organizations, financial institutions, regulated investment companies, brokers or dealers in securities or currencies, pension funds, real estate investment trusts, traders in securities that elect to use a mark to market method of accounting for their securities holdings, “controlled foreign corporations,” “passive foreign investment companies,” partners in partnerships or owners of interests in entities treated as partnerships under U.S. federal income tax laws or such entities, U.S. holders (as defined below) whose “functional currency” is not the U.S. dollar, or certain U.S. expatriates).

As used in this discussion, the term “U.S. holder” means a beneficial owner of old 2012 notes or exchange notes that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, a U.S. state, or any political subdivision of the United States;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or,

•

a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more “United States persons,” as defined in Section 7701(a)(30) of the Code, have the authority to control all substantial decisions of the trust, or if it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

A “non-U.S. holder” is a beneficial owner of old 2012 notes or exchange notes that is neither a U.S. holder nor a partnership for U.S. federal income tax purposes.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds old 2012 notes or exchange notes, the U.S. federal income tax treatment of partners in the partnership generally will depend on the status of the partner and the activities of the partnership. Holders that are partners in partnerships (or entities treated as partnerships for U.S. federal income tax purposes) should consult their own tax advisers regarding the U.S. federal income tax consequences to them of the exchange and the ownership and disposition of exchange notes.

Holders are urged to consult their own tax advisers regarding the U.S. federal, state and local and non-U.S. tax consequences of the exchange and the ownership and disposition of exchange notes. We have not sought and will not seek any rulings from the IRS, with respect to any matter discussed herein. The IRS may not agree with the statements made and conclusions reached in the discussion and may successfully assert a contrary position.

THIS DISCUSSION IS FOR GENERAL INFORMATIONAL PURPOSES ONLY AND SHOULD NOT BE VIEWED AS TAX ADVICE. IF YOU ARE CONSIDERING THE EXCHANGE OF OLD 2012 NOTES, YOU SHOULD CONSULT YOUR OWN TAX ADVISERS CONCERNING THE U.S. FEDERAL TAX CONSEQUENCES TO YOU IN LIGHT OF YOUR OWN PARTICULAR CIRCUMSTANCES, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION, THE EFFECT OF ANY CHANGES IN APPLICABLE TAX LAW, AND YOUR ENTITLEMENT TO BENEFITS UNDER AN APPLICABLE INCOME TAX TREATY.

U.S. Federal Income Taxation of U.S. Holders

Exchange of Old 2012 Notes for Exchange Notes. The exchange of old 2012 notes for exchange notes pursuant to the exchange offer will not constitute a taxable exchange for U.S. federal income tax purposes. Consequently, a U.S. holder will not recognize a taxable gain or loss as a result of exchanging such holder’s old 2012 notes for exchange notes, and a U.S. holder will be required to continue to include interest on the exchange notes in taxable income in the manner and to the extent described herein. The holding period for the exchange notes will include the holding period of the old 2012 notes exchanged therefor, and the initial tax basis of the exchange notes will be the same as the adjusted tax basis of the old 2012 notes exchanged therefor immediately before the exchange.

Stated Interest. A U.S. holder must include in gross income, as ordinary interest income, “qualified stated interest,” which equals the stated interest on the exchange notes at the time such interest accrues or is received, in accordance with the U.S. holder’s regular method of accounting for U.S. federal income tax purposes.

Effect of Certain Contingencies. In certain circumstances, such as an optional redemption or change of control (as described in “—Description of Notes—Optional Redemption” and “—Description of Notes—Change of Control”) or, with respect to the old 2012 notes, in the event of a failure to satisfy obligations under the registration rights agreement, we may be, or could have been, obligated to pay amounts in excess of principal plus accrued and unpaid interest on the old 2012 notes or the exchange notes or we may be required to pay additional interest. It is possible that the IRS could assert that such additional or excess amounts are “contingent payments” and that, as a result, the old 2012 notes or the exchange notes are properly treated as contingent payment debt instruments for U.S. federal income tax purposes. Characterization of the old 2012 notes or the exchange notes as contingent payment debt instruments could alter the federal income tax consequences discussed herein, including changing the timing, amount, and the character of income recognized by a U.S. holder. However, the relevant Treasury regulations state that, for purposes of determining whether a debt instrument is a contingent payment debt instrument, contingencies which are either remote or incidental as of the issue date are ignored. We believe that, as of the issue date, the likelihood of our paying amounts in excess of principal plus accrued and unpaid interest on the old 2012 notes or the exchange notes, or of paying additional interest that is more than incidental in amount, was and is remote. Accordingly, we do not intend to treat the old 2012 notes or the exchange notes as contingent payment debt instruments, and this discussion assumes that the old 2012 notes or the exchange notes will not be treated as contingent payment debt instruments for U.S. federal income tax purposes. Our determination that these contingencies are remote and/or incidental is binding on a U.S. holder unless such holder discloses its contrary position in the manner required by applicable Treasury regulations. Our determination is not binding on the IRS, however, and if the IRS were to successfully challenge this determination, a U.S. holder might be required to accrue income on the exchange notes in excess of stated interest and original issue discount, if any, and to treat as ordinary income rather than capital gain any income realized on the taxable disposition of an exchange note before the resolution of the contingencies that could give rise to payments in excess of principal plus accrued and unpaid interest. In addition, in the event contingent payments were to occur, characterization of the exchange notes as contingent payment debt instruments would also affect the amount, character, and timing of the income recognized by a U.S. holder. Potential investors are urged to consult their own tax advisers regarding the potential treatment of the exchange notes as contingent payment debt instruments.

Sale, Retirement, Redemption or Other Taxable Disposition. Upon the sale, retirement, redemption or other taxable disposition of an exchange note, a U.S. holder generally will recognize taxable gain or loss equal to the difference between (i) the sum of the cash plus the fair market value of any property received on the sale, retirement, redemption or other taxable disposition (other than amounts attributed to accrued but unpaid interest) and (ii) the U.S. holder’s adjusted tax basis in the exchange note. A U.S. holder’s adjusted tax basis in an exchange note generally will equal the amount paid for the exchange note. Gain or loss recognized on the sale, retirement, redemption or other taxable disposition of an exchange note generally will be capital gain or loss and will be long-term capital gain or loss if, at the time of sale, retirement, redemption or other taxable disposition, the exchange note has been held for more than one year. Certain non-corporate U.S. holders (including individuals) are eligible for preferential rates of U.S. federal income tax in respect of long-term capital gain. The deductibility of capital losses by U.S. holders is subject to limitations under the Code.

Medicare Surtax. Legislation enacted in 2010 requires certain U.S. Holders who are individuals, estates or trusts to pay a 3.8% Medicare surtax on all or part of that holder’s “net investment income,” which includes, among other items, interest on, and capital gains from the sale or other taxable disposition of, the exchange notes. U.S. holders should consult their own tax advisors regarding the effect, if any, of this legislation on their investment in the exchange notes.

U.S. Federal Income Taxation of Non-U.S. Holders

Exchange of Old 2012 Notes for Exchange Notes. As described above in “U.S. Federal Income Taxation of U.S. Holders—Exchange of Old 2012 notes for Exchange Notes,” the exchange of old 2012 notes for exchange notes will not constitute a taxable exchange.

Interest. Payments of interest on an exchange note to a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax, provided that (i) the interest is not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable tax treaty, is not attributable to a permanent establishment maintained by the non-U.S. holder in the United States); (ii) the non-U.S. holder does not own, directly, indirectly or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote; and (iii) certain certification requirements (as described below) are met.

Under the Code and the Treasury regulations thereunder, in order to obtain the exemption from U.S. federal withholding tax discussed above, a non-U.S. holder must either (i) certify on a properly executed IRS Form W-8BEN that such non-U.S. holder is not a United States person, or (ii) if the exchange notes are held through certain foreign intermediaries or certain foreign partnerships, satisfy the certification requirements under the applicable Treasury regulations.

Payments of interest on an exchange note that do not satisfy all of the foregoing requirements generally will be subject to U.S. federal withholding tax at a rate of 30% (or a lower applicable treaty rate, provided certain certification requirements are met). A non-U.S. holder generally will be subject to U.S. federal income tax in the same manner as a U.S. holder (but without regard to the Medicare surtax described above), however, with respect to interest on an exchange note if such interest is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable tax treaty, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States). Under certain circumstances, interest that is effectively connected with a corporate non-U.S. holder’s conduct of a trade or business within the United States may be subject to an additional “branch profits tax” at a 30% rate (or a lower applicable treaty rate, provided certain certification requirements are met). Such effectively connected interest income generally will be exempt from U.S. federal withholding tax if a non-U.S. holder delivers a properly executed IRS Form W-8ECI to the payor.

Non-U.S. holders should consult applicable income tax treaties, which may provide reduced rates of or an exemption from U.S. federal income or withholding tax and branch profits tax. Non-U.S. holders will be required to satisfy certification requirements in order to claim a reduction of or exemption from withholding tax pursuant to any applicable income tax treaties. A non-U.S. holder may meet these requirements by providing a properly completed IRS Form W-8BEN or appropriate substitute to us or our agent.

Sale, Retirement, Redemption or Other Taxable Disposition. A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any gain recognized on the sale, retirement, redemption or other taxable disposition of the exchange notes unless:

•

that gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base); or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

Gain realized by a non-U.S. holder described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the graduated rates generally applicable to United States persons (but not the additional 3.8% Medicare surtax described above). In addition, if such non-U.S. holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax at the rate of 30% (or a lower rate if provided by an applicable tax treaty). Gain realized by a non-U.S. holder described in the second bullet point above will generally be subject to tax at a gross rate of 30% to the extent of the excess of all of such holder’s U.S. source gains during the tax year over any U.S. source losses during such tax year, except as otherwise required by an applicable tax treaty.

To the extent that the amount realized on any sale, retirement, redemption or other taxable disposition of the exchange notes is attributable to accrued but unpaid interest, such amount will be taxable as such, as described under the heading “—Interest” above.

Information Reporting and Backup Withholding

Holders should consult their own tax advisers concerning the application of information reporting and backup withholding rules.

U.S. Holders. Generally, information reporting will apply to payments of interest on the exchange notes to a U.S. holder and to the proceeds of sale or other disposition of the exchange notes (including a redemption or retirement), unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments (currently at a rate of 28%) if a U.S. holder fails to provide a correct taxpayer identification number or a certification of exempt status or fails to report in full dividend and interest income. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules generally will be allowed as a refund or credit against a U.S. holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Non-U.S. Holders. Generally, we or an intermediary must report annually to any non-U.S. holder and the IRS the amount of any payments of interest to such holder, the holder’s name and address, and the amount, if any, of tax withheld. Copies of the information returns reporting those interest payments and amounts withheld also may be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of any applicable income tax treaty or exchange of information agreement.

In addition to information reporting requirements, interest paid to a non-U.S. holder may be subject to U.S. backup withholding. A non-U.S. holder generally will be exempt from this backup withholding, however, if such holder properly provides an IRS Form W-8BEN certifying that such holder is a non-United States person or otherwise establishes an exemption and we or the applicable intermediary has neither actual knowledge nor have reason to know that the holder is a United States person.

The gross proceeds from the disposition of the exchange notes may be subject to information reporting and backup withholding. If a non-U.S. holder sells the exchange notes outside the United States through a non-U.S. office of a non-U.S. broker and the sales proceeds are paid to such holder outside the United States, then the U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not backup withholding, generally will apply to a payment of sales proceeds, even if that payment is made outside the United States, if the non-U.S. holder sells the exchange notes through a non-U.S. office of a broker that:

•	is a United States person;

•	is not a United States person but derives 50% or more of its gross income in specific periods from the conduct of a trade or business in the United States;

•	is a “controlled foreign corporation” for U.S. federal tax purposes;

•

is a foreign entity treated as a partnership under U.S. federal income tax laws, if at any time during its tax year one or more of its owners are United States persons who in the aggregate hold more than 50% of the income or capital interests in such entity, or the foreign entity is engaged in a trade or business within the United States; or

•	is a United States branch of a foreign bank or insurance company,

unless the broker has documentary evidence in its files that the holder is not a United States person and certain other conditions are met, or the holder otherwise establishes an exemption and the broker has neither actual knowledge nor a reason to know that the beneficial owner is not entitled to an exemption.

If a non-U.S. holder receives payments of the proceeds of a sale of the exchange notes to or through a U.S. office of a broker, the payment will be subject to both U.S. backup withholding and information reporting unless such holder properly provides an IRS Form W-8BEN certifying that such holder is not a United States person or otherwise establishes an exemption, and we or the applicable intermediary has neither actual knowledge nor a reason to know that such holder is a United States person.

U.S. backup withholding is not an additional tax. A non-U.S. holder generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed such holder’s U.S. federal income tax liability by timely filing a properly completed claim for refund with the IRS.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old 2012 notes where such old 2012 notes were acquired as a result of market-making activities or other trading activities.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to this exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed that we will use our commercially reasonable efforts to keep the registration statement of which this prospectus is a part effective and to amend and supplement this prospectus in order to permit this prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such persons must comply with such requirements in order to resell the exchange notes. Pursuant to the registration rights agreement, we have agreed to pay all expenses incident to this exchange offer subject to certain exceptions under the registration rights agreement (including the expenses reimbursements for the reasonable fees of counsel for the holders of the old 2012 notes and any participating broker-dealers) and will indemnify the holders of the old 2012 notes and exchange notes (including any participating broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the exchange notes and the subsidiary guarantees are being passed upon for us by Sidley Austin LLP. Certain legal matters with respect to Louisiana law are being passed upon for us by Slattery, Marino & Roberts, a Professional Law Corporation.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of EPL Oil & Gas, Inc. for the year ended December 31, 2012 and the audited financial statements of Hilcorp Energy GOM, LLC included in Exhibit 99.1 of EPL Oil & Gas, Inc’s Current Report on Form 8-K dated October 31, 2012 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Certain information with respect to the oil and gas reserves associated with our oil and natural gas properties is derived from the reports of Netherland, Sewell & Associates, Inc. and W.D. Von Gonten & Co, independent petroleum engineering firms. This information and the reports of Netherland, Sewell & Associates, Inc. and W.D. Von Gonten & Co. are incorporated by reference herein and in the registration statement upon the authority of said firms as experts with respect to such matters covered by such report and in giving such report.

$300,000,000

8.25% Senior Notes due 2018

Prospectus

PART II

Information Not Required in Prospectus

Item 20.    Indemnification of Directors and Officers.

As permitted by Section 102 of the General Corporation Law of Delaware (the “DGCL”), Section 9.1 of our amended and restated certificate of incorporation includes a provision that eliminates the personal liability of our directors to the fullest extent permitted by the DGCL. Section 145 of the DGCL gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions, gives a director or officer who successfully defends an action the right to be so indemnified and authorizes the corporation to buy directors’ and officers’ liability insurance. Such indemnification is not exclusive of any other right to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or otherwise.

Article 8 of our By-Laws provides that we shall indemnify every person who is or was a director or officer or is or was serving at the company’s request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise to the full extent authorized by the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the company to provide broader indemnification rights than said law permitted prior to such amendment). Any such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

The registrant has procured insurance for the purpose of substantially covering its future potential liability for indemnification under the DGCL as discussed above and certain future potential liability of individual directors or officers incurred in their capacity as such which is not subject to indemnification.

The registrant has entered into indemnification agreements with each of its directors and officers. The indemnification agreements provide that the registrant will indemnify and keep indemnified the indemnitee to the fullest extent authorized by Section 145 of the DGCL as it may be in effect from time to time from and against any expenses (including expenses of investigation and preparation and reasonable fees and disbursements of legal counsel, accountants and other experts), judgments, fines and amounts paid in settlement by the indemnitee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether or not the cause of action, suit or proceeding incurred before or after the date of the indemnification agreements.

Co-Registrants

EPL Pipeline, LLC, Delaware EPL of Texas, LLC and Anglo-Suisse Offshore Pipeline Partners, LLC

EPL Pipeline, L.L.C., or EPL Pipeline, Delaware EPL of Texas, LLC, or EPL Texas, and Anglo-Suisse Offshore Pipeline Partners, LLC, or ASOPP, are Delaware limited liability companies. Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to any standards and restrictions, if any, set forth in a limited liability company’s operating agreement, a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

EPL Pipeline’s Operating Agreement provides that EPL Pipeline shall indemnify and hold harmless each member of EPL Pipeline that becomes liable for any debt, obligation or liability or is directly or indirectly required to make payments with respect to any such debt, obligation or liability. Further, each member shall be indemnified and saved harmless by EPL Pipeline from any claim, demand, loss or damage incurred by such member by reason of any act or omission of the member, except if such act or omission is contrary to EPL Pipeline’s operating agreement or caused by the member’s gross negligence or fraud. In addition, each member of EPL Pipeline shall indemnify and hold other members and, where applicable, their officers, managers and shareholders, harmless against and from all demands, losses or damages which shall or may arise by reason of an indemnifying party’s breach of a provision of the operating agreement or action outside the scope of the operating agreement.

EPL Texas’ Limited Liability Company Agreement provides that EPL Texas shall indemnify any person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, or any appeal in such a proceeding or any inquiry or investigation that could lead to such a proceeding, by reason of the fact that such person is or was a manager or officer of EPL Texas or is or was serving at the request of EPL Texas as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another corporation, partnership, joint venture, trust, sole proprietorship, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), fees, penalties, fines, and amounts paid in settlement by such indemnitee if the indemnitee acted in good faith and in a manner such indemnitee reasonably believed, in the case of conduct in his or her official capacity, to be in the best interests of EPL Texas or, in all other cases, to be not opposed to the best interests of EPL Texas and, with respect to any criminal action or proceeding, if such indemnitee had no reasonable cause to believe his or her conduct was unlawful. Notwithstanding the foregoing, if the indemnitee is found liable to EPL Texas or is found liable on the basis that personal benefit was improperly received, the indemnification (i) is limited to expenses actually and reasonably incurred in connection with the proceeding and (ii) shall not be made in respect of any proceeding in which the indemnitee has been found liable for willful or intentional misconduct in the performance of his duty to EPL Texas. However, if any member, officer, manager or agent of EPL Texas, including any person serving as a manager, director or officer of another enterprise at the request of EPL Texas, is wholly successful on the merits or in the defense of any such proceeding (except as to any action brought by EPL Texas or any members on the basis of (a) a breach of such officer’s or manager’s duty of loyalty, (b) an act or omission not in good faith that constitutes a breach of duty of such officer or manager to EPL Texas or an act or omission that involves intentional misconduct or a knowing violation of the law, (c) a transaction from which such officer or manager received an improper benefit, or (d) an act or omission for which the liability of an officer or manager is expressly provided by an applicable statute), EPL Texas shall indemnify such person for expenses actually and reasonably incurred in connection therewith.

ASOPP’s Amended and Restated Limited Liability Company Agreement provides that ASOPP shall indemnify its managers, officers and employees from and against, among other things, any and all claims, demands, liabilities and expenses arising from any and all claims, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of ASOPP in which a manager, officer or employee may be involved, or is threatened to be involved, as a party or otherwise, regardless of such manager’s, officer’s or employee’s sole, partial or concurrent negligence, unless it is established that (i) the act or omission of such manager, officer or employee was material to the matter giving rise to the proceeding and was either (x) committed in bad faith or (y) the result of active and deliberate dishonesty, (ii) the manager, officer or employee actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the manager, officer or employee had reasonable cause to believe that the act or omission was unlawful.

EPL Pioneer Houston, Inc.

EPL Pioneer Houston, Inc., or EPL Pioneer, is a Texas corporation. Section 8.101 of the Texas Business Organizations Code, or TBOC, provides generally that a person sued as a director, officer, employee or agent of a corporation, or while serving at the request of the corporation as a director, officer, partner, employee, agent, or similar functionary of another enterprise, may be indemnified by the corporation against judgments, penalties, fines, settlements and reasonable expenses if it is determined that such person has conducted himself in good faith and reasonably believed, in the case of conduct in his official capacity with the corporation, that his conduct was in the corporation’s best interests, and in all other cases, that his conduct was at least not opposed to the corporation’s best interests and, in the case of any criminal proceeding, that such person had no reasonable cause to believe his conduct was unlawful. Indemnification of a person found liable to the corporation or found liable on the basis that personal benefit was improperly received by him is limited by Section 8.102 of the TBOC to reasonable expenses actually incurred by the person in connection with the proceeding and shall not be made if the person is found liable for willful or intentional misconduct in the performance of his duty to the corporation, for breach of the duty of loyalty, or for an act of omission not committed in good faith that constitutes a breach of a duty owed to the corporation. Section 8.051 of the TBOC provides that indemnification of reasonable expenses actually incurred is mandatory, however, in the case of such person being wholly successful, on the merits or otherwise, in the defense of such proceeding.

EPL Pioneer’s Amended and Restated Bylaws state that EPL Pioneer will indemnify current or former officers, directors, employees or agents of EPL Pioneer or any person who has served at the request of EPL Pioneer as a partner, directors, officer, venture, proprietor, trustee, employee or agent or similar functionary of another corporation or other organization, to the fullest extent that the Corporation is required or permitted to grant indemnification to such person under the TBOC.

EPL of Louisiana, L.L.C.

EPL of Louisiana, L.L.C., or EPL Louisiana, is a Louisiana limited liability company. Section 12:1315 of the Louisiana Business Corporation Law, or the LBCL, provides that the articles of organization or a written operating agreement of a limited liability company may eliminate or limit the personal liability of a member or members, if management is reserved to the members, or a manager or managers, if management is vested in one or more managers pursuant to Section 12:1312 of the LBCL, for monetary damages for breach of any duty provided for in Section 12:1314 of the LBCL or provide for indemnification of a member or members, or a manager or managers, for judgments, settlements, penalties, fines, or expenses incurred because he is or was a member or manager. No provision of LBCL shall limit or eliminate the liability of a member or manager for the amount of a financial benefit received by a member or manager to which he is not entitled or for an intentional violation of a criminal law.

EPL Louisiana’s Limited Liability Company Operating Agreement provides that EPL Louisiana shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, by reason of the fact that such person is or was an officer, manager or agent of the EPL Louisiana, or was serving at the request of EPL Louisiana as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another enterprise, against expenses (including attorneys’ fees), fees, penalties, fines, and amounts paid in settlement by such indemnitee if the indemnitee acted in good faith and in a manner such indemnitee reasonably believed, in the case of conduct in his or her official capacity, to be in the best interests of EPL Louisiana or, in all other cases, to be not opposed to the best interests of EPL Louisiana and, with respect to any criminal action or proceeding, if such indemnitee had no reasonable cause to believe his or her conduct was unlawful. Notwithstanding the foregoing, if the indemnitee is found liable to EPL Louisiana or is found liable on the basis that personal benefit was improperly received, the indemnification (i) is limited to expenses actually and reasonably incurred in connection with the proceeding and (ii) shall not be made in respect of any proceeding in which the indemnitee has been found liable for willful or intentional misconduct in the performance of his duty to EPL Louisiana. However, if any member, officer, manager or agent of EPL Louisiana, including any person serving as a manager, director or officer of another enterprise at the request of EPL Louisiana, is wholly successful on the merits or in the defense of any such proceeding (except as to any action brought by EPL Louisiana or any members on the basis of (a) a breach of such officer’s or manager’s duty of loyalty, (b) an act or omission not in good faith that constitutes a breach of duty of such officer or manager to EPL Louisiana or an act or omission that involves intentional misconduct or a knowing violation of the law, (c) a transaction from which such officer or manager received an improper benefit, or (d) an act or omission for which the liability of an officer or manager is expressly provided by an applicable statute), EPL Louisiana shall indemnify such person for expenses actually and reasonably incurred in connection therewith.

Item 21.    Exhibits and Financial Statement Schedules.

(a) Exhibits.

The following exhibits are included as exhibits to this Registration Statement.

Exhibit Number	Exhibit Description

2.1	Second Amended Joint Plan of Reorganization of Energy Partners, Ltd. and certain of its Subsidiaries Under Chapter 11 of the Bankruptcy Code, as modified as of July 31, 2009 (incorporated by reference to Exhibit 99.1 to Energy Partners, Ltd.’s Current Report on Form 8-K filed on August 4, 2009)(File No. 001-16179).

4.1	Indenture by and among Energy Partners, Ltd., as Issuer, the Guarantors named therein and U.S. Bank National Association, as Trustee dated February 14, 2011 (incorporated by reference to Exhibit 4.1 to Energy Partners, Ltd.’s Current Report on Form 8-K filed on February 15, 2011)(File No. 011-16179).

4.2	Supplemental Indenture by and among Anglo-Suisse Offshore Pipeline Partners, LLC, as a Guarantor, Energy Partners, Ltd., as Issuer, the other Guarantors named therein and U.S. Bank National Association, as Trustee dated March 14, 2011 (incorporated by reference to Exhibit 4.2 to the Company’s Form S-4 filed on June 14, 2011)(File No. 333-175569).

4.3	Second Supplemental Indenture, dated as of October 31, 2012, by and among EPL, Hilcorp energy GOM, LLC, the other Guarantors party thereto and U.S. Bank National Association, as trustee (incorporated by references to Exhibit 4.3 to the Company’s Annual Report on Form 10-K filed on March 7, 2013)(File No. 011-16179).

4.4	Indenture by and among EPL, the Guarantors named therein and U.S. Bank National Association, as Trustee dated October 25, 2012 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on October 30, 2012)(File No. 011-16179).

4.5	First Supplemental Indenture, dated as of October 31, 2012, by and among EPL, Hilcorp energy GOM, LLC, the other Guarantors party thereto and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.5 to the Company’s Annual Report on Form 10-K filed on March 7, 2013)(File No. 011-16179).

5.1††	Opinion of Sidley Austin LLP.

5.2††	Opinion of Slattery, Marino & Roberts, a Professional Law Corporation.

10.1	Registration Rights Agreement by and among EPL, the Guarantors named therein and the initial purchasers named therein dated October 25, 2012 (incorporated by reference to Exhibit 10.1 to EPL’s Current Report on Form 8-K filed on October 30, 2012)(File No. 011-16179).

12.1†	Computation of Ratio of Earnings to Fixed Charges.

23.1††	Consent of Sidley Austin LLP (included as part of its opinion filed as Exhibit 5.1 hereto).

23.2††	Consent of Slattery, Marino & Roberts, a Professional Law Corporation (included as part of its opinion filed as Exhibit 5.2 hereto).

23.3†	Consent of Netherland, Sewell & Associates, Inc.

23.4†	Consent of W.D. Von Gonten & Co.

23.5†	Consent of PricewaterhouseCoopers LLP.

23.6†	Consent of PricewaterhouseCoopers LLP.

24.1†	Powers of Attorney

Exhibit Number	Exhibit Description

25.1†	Statement of Eligibility on Form T-1 to act as Trustee under the Indenture.

99.1†	Form of Letter of Transmittal.

99.2†	Form of Notice of Guaranteed Delivery.

99.3†	Form of Instruction to Registered Holder and/or Book Entry Transfer Participant from Beneficial Owner.

*	Management contract or compensatory plan or arrangement.
†	Previously filed.
††	Filed herewith.

Item 22. Undertakings.

Each undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining any liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(8) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(9) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on April 24, 2013.

EPL OIL & GAS, INC.

By:	/s/ Gary C. Hanna
Name: Gary C. Hanna
Title: Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary C. Hanna Gary C. Hanna	Chief Executive Officer, President and Director (Principal Executive Officer)	April 24, 2013

/s/ Tiffany J. Thom Tiffany J. Thom	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	April 24, 2013

/s/ David P. Cedro David P. Cedro	Senior Vice President, Chief Accounting Officer, Corporate Secretary and Treasurer (Principal Accounting Officer)	April 24, 2013

* Charles O. Buckner	Director	April 24, 2013

* Scott A. Griffiths	Director	April 24, 2013

* Marc McCarthy	Director, Chairman of the Board	April 24, 2013

* Steven J. Pully	Director	April 24, 2013

* William F. Wallace	Director	April 24, 2013

* By:	/s/ David P. Cedro
David P. Cedro
(Attorney-in-fact**)

** By authority of Powers of Attorney previously filed with this Registration Statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on April 24, 2013.

DELAWARE EPL OF TEXAS, LLC

By:	/s/ Tiffany J. Thom
Name: Tiffany J. Thom
Title: President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Tiffany J. Thom Tiffany J. Thom	President, Manager (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	April 24, 2013

/s/ Andre Broussard Andre Broussard	Secretary	April 24, 2013

/s/ Paul Jones Paul Jones	Assistant Secretary	April 24, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on April 24, 2013.

EPL OF LOUISIANA, L.L.C.

By:	/s/ Gary C. Hanna
Name: Gary C. Hanna
Title: President, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Gary C. Hanna Gary C. Hanna	President, Chief Executive Officer (Principal Executive Officer)	April 24, 2013

/s/ Tiffany J. Thom Tiffany J. Thom	Senior Vice President, Chief Financial Officer, Manager (Principal Financial Officer)	April 24, 2013

/s/ David P. Cedro David P. Cedro	Senior Vice President, Chief Accounting Officer, Treasurer, Secretary, Manager (Principal Accounting Officer)	April 24, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on April 24, 2013.

EPL PIONEER HOUSTON, INC.

By:	/s/ Gary C. Hanna
Name: Gary C. Hanna
Title: President, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Gary C. Hanna Gary C. Hanna	President, Chief Executive Officer (Principal Executive Officer)	April 24, 2013

/s/ Tiffany J. Thom Tiffany J. Thom	Senior Vice President, Chief Financial Officer, Director (Principal Financial Officer)	April 24, 2013

/s/ David P. Cedro David P. Cedro	Senior Vice President, Chief Accounting Officer, Treasurer, Secretary, Director (Principal Accounting Officer)	April 24, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on April 24, 2013.

EPL PIPELINE, L.L.C.

By:	/s/ Gary C. Hanna
Name: Gary C. Hanna
Title: President, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Gary C. Hanna Gary C. Hanna	President, Chief Executive Officer (Principal Executive Officer)	April 24, 2013

/s/ Tiffany J. Thom Tiffany J. Thom	Senior Vice President, Chief Financial Officer, Manager (Principal Financial Officer)	April 24, 2013

/s/ David P. Cedro David P. Cedro	Senior Vice President, Chief Accounting Officer, Treasurer, Secretary, Manager (Principal Accounting Officer)	April 24, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on April 24, 2013.

ANGLO-SUISSE OFFSHORE PIPELINE PARTNERS, LLC

By:	/s/ Gary C. Hanna
Name: Gary C. Hanna
Title: President, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Gary C. Hanna Gary C. Hanna	President, Chief Executive Officer (Principal Executive Officer)	April 24, 2013

/s/ Tiffany J. Thom Tiffany J. Thom	Senior Vice President, Chief Financial Officer, Manager (Principal Financial Officer)	April 24, 2013

/s/ David P. Cedro David P. Cedro	Senior Vice President, Chief Accounting Officer, Treasurer, Secretary, Manager (Principal Accounting Officer)	April 24, 2013

EXHIBIT INDEX

Exhibit Number	Exhibit Description
2.1	Second Amended Joint Plan of Reorganization of Energy Partners, Ltd. and certain of its Subsidiaries Under Chapter 11 of the Bankruptcy Code, as modified as of July 31, 2009 (incorporated by reference to Exhibit 99.1 to Energy Partners, Ltd.’s Current Report on Form 8-K filed on August 4, 2009)(File No. 001-16179).

4.1	Indenture by and among Energy Partners, Ltd., as Issuer, the Guarantors named therein and U.S. Bank National Association, as Trustee dated February 14, 2011 (incorporated by reference to Exhibit 4.1 to Energy Partners, Ltd.’s Current Report on Form 8-K filed on February 15, 2011)(File No. 011-16179).

4.2	Supplemental Indenture by and among Anglo-Suisse Offshore Pipeline Partners, LLC, as a Guarantor, Energy Partners, Ltd., as Issuer, the other Guarantors named therein and U.S. Bank National Association, as Trustee dated March 14, 2011 (incorporated by reference to Exhibit 4.2 to the Company’s Form S-4 filed on June 14, 2011)(File No. 333-175569).

4.3	Second Supplemental Indenture, dated as of October 31, 2012, by and among EPL, Hilcorp energy GOM, LLC, the other Guarantors party thereto and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.3 to the Company’s Annual Report on Form 10-K filed on March 7, 2013)(File No. 011-16179).

4.4	Indenture by and among EPL, the Guarantors named therein and U.S. Bank National Association, as Trustee dated October 25, 2012 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on October 30, 2012)(File No. 011-16179).

4.5	First Supplemental Indenture, dated as of October 31, 2012, by and among EPL, Hilcorp energy GOM, LLC, the other Guarantors party thereto and U.S. Bank National Association, as trustee (incorporated by references to Exhibit 4.5 to the Company’s Annual Report on Form 10-K filed on March 7, 2013)(File No. 011-16179).

5.1††	Opinion of Sidley Austin LLP.

5.2††	Opinion of Slattery, Marino & Roberts, a Professional Law Corporation.

10.1	Registration Rights Agreement by and among EPL, the Guarantors named therein and the initial purchasers named therein dated October 25, 2012 (incorporated by reference to Exhibit 10.1 to EPL’s Current Report on Form 8-K filed on October 30, 2012)(File No. 011-16179).

12.1†	Computation of Ratio of Earnings to Fixed Charges.

23.1††	Consent of Sidley Austin LLP (included as part of its opinion filed as Exhibit 5.1 hereto).

23.2††	Consent of Slattery, Marino & Roberts, a Professional Law Corporation (included as part of its opinion filed as Exhibit 5.2 hereto).

23.3†	Consent of Netherland, Sewell & Associates, Inc.

23.4†	Consent of W.D. Von Gonten & Co.

23.5†	Consent of PricewaterhouseCoopers LLP.

23.6†	Consent of PricewaterhouseCoopers LLP.

24.1†	Powers of Attorney.

25.1†	Statement of Eligibility on Form T-1 to act as Trustee under the Indenture.

99.1†	Form of Letter of Transmittal.

99.2†	Form of Notice of Guaranteed Delivery.

99.3†	Form of Instruction to Registered Holder and/or Book Entry Transfer Participant from Beneficial Owner.

*	Management contract or compensatory plan or arrangement.
†	Previously filed.
††	Filed herewith.